Exhibit 3.1

MicroStrategy Incorporated

Certificate of Designations

8.00% Series A Perpetual Strike Preferred Stock

February 5, 2025

Table of Contents

		Page

Section 1.	Definitions	1
Section 2.	Rules of Construction	13
Section 3.	The Perpetual Strike Preferred Stock	13
(a)	Designation; Par Value	13
(b)	Number of Authorized Shares	13
(c)	Additional Perpetual Strike Preferred Stock	14
(d)	Form, Dating and Denominations	14
(e)	Execution, Countersignature and Delivery	15
(f)	Method of Payment; Delay When Payment Date is Not a Business Day	16
(g)	Transfer Agent, Registrar, Paying Agent and Conversion Agent	17
(h)	Legends	18
(i)	Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions	18
(j)	Exchange and Cancellation of Perpetual Strike Preferred Stock to Be Converted or Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption	23
(k)	Status of Retired Shares	24
(l)	Replacement Certificates	24
(m)	Registered Holders; Certain Rights with Respect to Global Certificates	24
(n)	Cancellation	25
(o)	Shares Held by the Company or its Affiliates	25
(p)	Outstanding Shares	25
(q)	Repurchases by the Company and its Subsidiaries	26
(r)	Notations and Exchanges	26
(s)	CUSIP and ISIN Numbers	26
Section 4.	Ranking	26
Section 5.	Regular Dividends	27
(a)	Generally	27
(b)	Registered Public Equity Offerings	27
(c)	Method of Payment	28
(d)	Treatment of Regular Dividends Upon Repurchase Upon Fundamental Change, Conversion or Redemption	31
(e)	Priority of Dividends; Limitation on Junior and Parity Payments; No Participation Rights	31
Section 6.	Rights Upon Liquidation, Dissolution or Winding Up	34
(a)	Generally	34
(b)	Certain Business Combination Transactions Deemed Not to Be a Liquidation	34
Section 7.	Right of the Company to Redeem the Perpetual Strike Preferred Stock	34
(a)	Optional Redemption	34
(b)	Tax Redemption	34
(c)	Redemption Price	35
(d)	Redemption Date	35
(e)	Redemption Notice	35
(f)	Repurchases or Other Acquisitions Other Than by Redemption Not Affected	36

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Section 8.	Right of Holders to Require the Company to Repurchase Perpetual Strike Preferred Stock upon a Fundamental Change	36
(a)	Fundamental Change Repurchase Right	36
(b)	Funds Legally Available for Payment of Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions	36
(c)	Fundamental Change Repurchase Date	37
(d)	Fundamental Change Repurchase Price	37
(e)	Fundamental Change Notice	37
(f)	Procedures to Exercise the Fundamental Change Repurchase Right	38
(g)	Payment of the Fundamental Change Repurchase Price	39
(h)	Compliance with Applicable Securities Laws	40
(i)	Third Party May Conduct Repurchase Offer In Lieu of the Company	40
(j)	No Requirement to Conduct an Offer to Repurchase Perpetual Strike Preferred Stock if the Fundamental Change Results in the Perpetual Strike Preferred Stock Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price	40
Section 9.	Voting Rights	41
(a)	Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events	41
(b)	Voting and Consent Rights with Respect to Specified Matters	43
(c)	Procedures for Voting and Consents	45
Section 10.	Conversion	46
(a)	Generally	46
(b)	When the Perpetual Strike Preferred Stock May Be Converted	46
(c)	Treatment of Dividends Upon Conversion	47
(d)	Conversion Procedures	48
(e)	Settlement Upon Conversion	48
(f)	Conversion Rate Adjustments	49
(g)	Voluntary Conversion Rate Increases	58
(h)	Effect of Class A Common Stock Change Event	58
Section 11.	Certain Provisions Relating to the Issuance of Class A Common Stock	60
(a)	Exchange in Lieu of Conversion	60
(b)	Equitable Adjustments to Prices	60
(c)	Taxes Upon Issuance of Class A Common Stock	60
Section 12.	No Preemptive Rights	61
Section 13.	Calculations	61
(a)	Responsibility; Schedule of Calculations	61
(b)	Calculations Aggregated for Each Holder	61
Section 14.	No Sinking Fund Obligations	61
Section 15.	Notices	61
Section 16.	No Other Rights	62

Exhibits

Exhibit A: Form of Preferred Stock Certificate		A-1

Exhibit B: Form of Global Certificate Legend		B-1

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Certificate of Designations

8.00% Series A Perpetual Strike Preferred Stock

On February 4, 2025, the Pricing Committee of the Board of Directors of MicroStrategy Incorporated, a Delaware corporation (the “Company”), pursuant to authority granted to it by the Board of Directors of the Company, adopted the following resolution designating and creating, out of the authorized and unissued shares of preferred stock of the Company, 7,300,000 authorized shares of a series of stock of the Company titled the “8.00% Series A Perpetual Strike Preferred Stock”:

RESOLVED that, pursuant to the Certificate of Incorporation (as defined below), the Bylaws (as defined below) and applicable law, a series of stock of the Company titled the “8.00% Series A Perpetual Strike Preferred Stock,” and having a par value of $0.001 per share and an initial number of authorized shares equal to 7,300,000, is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company, which series has the rights, preferences, voting powers and other provisions set forth below:

Section 1. DEFINITIONS.

“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on the Initial Issue Date.

“Board of Directors” means the Company’s board of directors or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Bylaws” means the Company’s Amended and Restated By-laws, as the same may be further amended, supplemented or restated.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Certificate of Designations” means this Certificate of Designations, as amended or supplemented from time to time.

“Certificate of Incorporation” means the Company’s second restated Certificate of Incorporation, as amended pursuant to that certain Certificate of Amendment dated January 22, 2025, as the same may be further amended, supplemented or restated.

“Class A Common Stock” means the class A common stock, $0.001 par value per share, of the Company, subject to Section 10(h).

“Class A Common Stock Change Event” has the meaning set forth in Section 10(h)(i).

“Class B Common Stock” means the class B common stock, $0.001 par value per share, of the Company, or any other class of the Company’s common equity, if any, into which the Class B Common Stock is reclassified or converted, or for which the Class B Common Stock is exchanged, in connection with a transaction akin to a Class A Common Stock Change Event but with respect to the Class B Common Stock (excluding, for the avoidance of doubt, the conversion of any of the Class B Common Stock into Class A Common Stock in accordance with the terms of the Class B Common Stock).

“Close of Business” means 5:00 p.m., New York City time.

“Company” means MicroStrategy Incorporated, a Delaware corporation.

“Compounded Dividends” has the meaning set forth in Section 5(a)(i).

“Conversion” means with respect to any share of Perpetual Strike Preferred Stock, the conversion of such share pursuant to Section 10 into Conversion Consideration. The terms “Convert,” “Converted,” “Convertible,” “Converting” and similar capitalized terms have meanings correlative to the foregoing.

“Conversion Agent” has the meaning set forth in Section 3(g)(i).

“Conversion Consideration” means, with respect to the Conversion of any Perpetual Strike Preferred Stock, the type and amount of consideration payable to settle such Conversion, determined in accordance with Section 10.

“Conversion Date” means, with respect to any share of Perpetual Strike Preferred Stock, the first (1st) Business Day on which the requirements set forth in Section 10(d)(i) to Convert such share are satisfied.

“Conversion Price” means, as of any time, an amount equal to (i) the Liquidation Preference per share of Perpetual Strike Preferred Stock, divided by (ii) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 0.1000 shares of Class A Common Stock per share of Perpetual Strike Preferred Stock; provided, however, that the Conversion Rate is subject to adjustment pursuant to Section 10(f) and Section 10(g); provided, further, that whenever this Certificate of Designations refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately before the Close of Business on such date.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Class A Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “MSTR <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one (1) share of Class A Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm the Company selects, which may be any of the Underwriters). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Depositary” means The Depository Trust Company or its successor, or any successor depositary for the applicable shares of Perpetual Strike Preferred Stock.

“Depositary Participant” means any member of, or participant in, the Depositary.

“Depositary Procedures” means, with respect to any conversion, transfer, exchange or other transaction involving a Global Certificate representing any Perpetual Strike Preferred Stock, or any beneficial interest in such certificate, the rules and procedures of the Depositary applicable to such conversion, transfer, exchange or transaction.

“Director Qualification Requirement” has the meaning set forth in Section 9(a)(i).

“Dividend Junior Stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Perpetual Strike Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Junior Stock includes the Class A Common Stock and Class B Common Stock. For the avoidance of doubt, Dividend Junior Stock will not include any securities of the Company’s Subsidiaries.

“Dividend Parity Stock” means any class or series of the Company’s stock (other than the Perpetual Strike Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Perpetual Strike Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Parity Stock will not include any securities of the Company’s Subsidiaries.

“Dividend Senior Stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the Perpetual Strike Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Senior Stock will not include any securities of the Company’s Subsidiaries.

“Electronic Certificate” means any electronic book entry maintained by the Transfer Agent that represents any share(s) of Perpetual Strike Preferred Stock.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Class A Common Stock, the first date on which shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Class A Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exempted Fundamental Change” means any Fundamental Change with respect to which, in accordance with Section 8(j), the Company is not required to offer to repurchase any shares of Perpetual Strike Preferred Stock.

“Expiration Date” has the meaning set forth in Section 10(f)(i)(5).

“Expiration Time” has the meaning set forth in Section 10(f)(i)(5).

“Floor Price” initially means $119.03 per share of Class A Common Stock; provided, however, the Floor Price will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted pursuant to Section 10(f) and Section 10(g). Whenever this Certificate of Designations refers to the Floor Price as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Floor Price immediately before the Close of Business on such date.

“Fundamental Change” means any of the following events:

(a) either (i) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (w) the Company; (x) its Wholly Owned Subsidiaries; (y) any employee benefit plans of the Company or its Wholly Owned Subsidiaries; or (z) any Permitted Party), files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s common equity; or (ii) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (w) the Company; (x) its Wholly Owned Subsidiaries; or (y) any employee benefit plans of the Company or its Wholly Owned Subsidiaries), files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s Class A Common Stock representing more than fifty percent (50%) of the voting power of all of the Company’s Class A Common Stock, provided that, solely for purposes of this clause (ii), none of the following will constitute beneficial ownership of the Company’s Class A Common Stock: (x) beneficial ownership of the Company’s Class B Common Stock; and (y) beneficial ownership by any Permitted Party of any of the Company’s Class A Common Stock issued upon conversion of the Company’s Class B Common Stock;

(b) the consummation of: (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than solely to one or more of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Class A

Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (b); or

(c) the Class A Common Stock ceases to be listed on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (a) or (b) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Class A Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock or other corporate common equity interests listed (or depositary receipts representing shares of common stock or other corporate common equity interests, which depositary receipts are listed) on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Class A Common Stock Change Event whose Reference Property consists of such consideration.

For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

For the avoidance of doubt, references to the Company’s “Class A Common Stock” and “common equity” in this definition will be subject to Section 10(h)(i)(A).

“Fundamental Change Notice” has the meaning set forth in Section 8(e).

“Fundamental Change Repurchase Date” means the date fixed, pursuant to Section 8(c), for the repurchase of any Perpetual Strike Preferred Stock by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 8(f)(i) and Section 8(f)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any share of Perpetual Strike Preferred Stock upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 8(d).

“Fundamental Change Repurchase Right” has the meaning set forth in Section 8(a).

“Global Certificate” means any certificate (including an Electronic Certificate, subject to Section 3(d)(iii)) that (a) represents any share(s) of Perpetual Strike Preferred Stock; (b) subject to Section 3(d)(i)(2), is substantially in the form set forth in Exhibit A, registered in the name of the Depositary or its nominee, duly executed by the Company and countersigned by the Transfer Agent; and (c) is deposited with the Transfer Agent, as custodian for the Depositary (or, in the case of an Electronic Certificate, is otherwise admitted for book-entry settlement through the Depositary in accordance with the Depositary Procedures).

“Global Certificate Legend” means a legend substantially in the form set forth in Exhibit B.

“Holder” means any person in whose name any Perpetual Strike Preferred Stock is registered on the Registrar’s books.

“Initial Issue Date” means February 5, 2025.

“Junior Stock” means any Dividend Junior Stock or Liquidation Junior Stock.

“Last Reported Sale Price” of the Class A Common Stock or Perpetual Strike Preferred Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Class A Common Stock or Perpetual Strike Preferred Stock, as applicable, on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Class A Common Stock or Perpetual Strike Preferred Stock, as applicable, is then listed. If the Class A Common Stock or Perpetual Strike Preferred Stock, as applicable, is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Class A Common Stock or Perpetual Strike Preferred Stock, as applicable, on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Class A Common Stock or Perpetual Strike Preferred Stock, as applicable, is not so quoted on such Trading Day, then the Last Reported Sale Price will be the mid-point of the last bid price and the last ask price per share of Class A Common Stock or Perpetual Strike Preferred Stock, as applicable, on such Trading Day from a nationally recognized independent investment banking firm the Company selects, which may be any of the Underwriters (or, if no such last bid price or last ask price is available, the fair value of one (1) share of the Company’s Class A common stock or Perpetual Strike Preferred Stock, as applicable, on such Trading Day determined by a nationally recognized independent investment banking firm the Company selects, which may be any of the Underwriters). Notwithstanding anything to the contrary above in this definition, if the Perpetual Strike Preferred Stock is not so quoted on such Trading Day, then, in lieu of the calculation referred to in the preceding sentence, the Last Reported Sale Price per Perpetual Strike Preferred Stock on such Trading Day will be the product of (a) the Conversion Rate in effect immediately before the Close of Business on such Trading Day; and (b) the Last Reported Sale Price per share of Class A Common Stock on such Trading Day (or, if such day is not a Trading Day with respect to the Company’s Class A Common Stock, the immediately preceding Trading Day with respect to the Company’s Class A Common Stock); provided, however, that if, on such Trading Day, the Class A Common Stock is not so listed or quoted, and the Company is unable to obtain a Last Reported Sale Price for the Class A Common Stock pursuant to the immediately preceding sentence, then the Last Reported Sale Price per share of Perpetual Strike Preferred Stock on such Trading Day will instead be the Last Reported Sale Price per share of Perpetual Strike Preferred Stock on the immediately preceding Trading Day.

“Liquidation Junior Stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Perpetual Strike Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Junior Stock includes the Class A Common Stock and the Class B Common Stock. For the avoidance of doubt, Liquidation Junior Stock will not include any securities of the Company’s Subsidiaries.

“Liquidation Parity Stock” means any class or series of the Company’s stock (other than the Perpetual Strike Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Perpetual Strike Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Parity Stock will not include any securities of the Company’s Subsidiaries.

“Liquidation Preference” means, with respect to the Perpetual Strike Preferred Stock, an amount equal to one hundred dollars ($100) per share of Perpetual Strike Preferred Stock.

“Liquidation Senior Stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the Perpetual Strike Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Senior Stock will not include any securities of the Company’s Subsidiaries.

“Market Disruption Event” means, with respect to the Class A Common Stock or Perpetual Strike Preferred Stock, as applicable, on any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Class A Common Stock or Perpetual Strike Preferred Stock, as applicable, is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Class A Common Stock or Perpetual Strike Preferred Stock, as applicable, or in any options contracts or futures contracts relating to the Class A Common Stock or Perpetual Strike Preferred Stock, as applicable.

“Minimum Perpetual Strike Preferred Stock Conversion Denomination” means, with respect to the Conversion of any Perpetual Strike Preferred Stock, a number of shares of Perpetual Strike Preferred Stock equal to the quotient (rounded up to the nearest whole number) obtained by dividing (a) one (1), by (b) the Conversion Rate in effect immediately before the Close of Business on the Conversion Date for such Conversion.

“Number of Incremental Diluted Shares” means the increase in the number of diluted shares of the applicable class or series of Junior Stock (determined in accordance with generally accepted accounting principles in the United States, as the same is in effect on the Initial Issue Date, and assuming net income is positive) that would result from the grant, vesting or exercise of equity-based compensation to directors, employees, contractors and agents (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to such class or series of Junior Stock).

“Officer” means, with respect to the Company, the Executive Chairman, the President, the Chief Executive Officer, Chief Financial Officer, the Chief Accounting Officer, the Treasurer, the Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Open of Business” means 9:00 a.m., New York City time.

“Optional Redemption” has the meaning set forth in Section 7(a).

“Paying Agent” has the meaning set forth in Section 3(g)(i).

“Permitted Party” means any “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that consists of, or includes, Michael J. Saylor, the heirs of Michael J. Saylor, or any Affiliates of Michael J. Saylor or the heirs of Michael J. Saylor.

“Perpetual Strike Preferred Stock” has the meaning set forth in Section 3(a).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designations.

“Physical Certificate” means any certificate (including an Electronic Certificate, subject to Section 3(d)(iii)) that (a) is not a Global Certificate; and (b) represents any share(s) of Perpetual Strike Preferred Stock; and (c) subject to Section 3(d)(i)(2), is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company and countersigned by the Transfer Agent.

“Preferred Stock Director” has the meaning set forth in Section 9(a)(i).

“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Class A Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the holders of Class A Common Stock that are entitled to such dividend, distribution or issuance.

“Redemption” means an Optional Redemption or Tax Redemption.

“Redemption Date” means the date fixed, pursuant to Section 7(d), for the settlement of the repurchase of the Perpetual Strike Preferred Stock by the Company pursuant to a Redemption.

“Redemption Notice” has the meaning set forth in Section 7(e).

“Redemption Notice Date” means, with respect to a Redemption of the Perpetual Strike Preferred Stock, the date on which the Company sends the related Redemption Notice pursuant to Section 7(e).

“Redemption Price” means the consideration payable by the Company to repurchase any Perpetual Strike Preferred Stock upon its Redemption, calculated pursuant to Section 7(c).

“Reference Property” has the meaning set forth in Section 10(h)(i).

“Reference Property Unit” has the meaning set forth in Section 10(h)(i).

“Register” has the meaning set forth in Section 3(g)(ii).

“Registrar” has the meaning set forth in Section 3(g)(i).

A “Regular Dividend Non-Payment Event” will be deemed to occur upon the occurrence of each of the following events: (a) if less than the full amount of accumulated and unpaid Regular Dividends (whether in cash or in shares of Class A Common Stock) on the outstanding Perpetual Strike Preferred Stock have been declared and paid in respect of each of four (4) or more consecutive Regular Dividend Payment Dates; and (b) if less than the full amount of accumulated and unpaid Regular Dividends (whether in cash or in shares of Class A Common Stock) on the outstanding Perpetual Strike Preferred Stock have been declared and paid in respect of each of eight (8) or more consecutive Regular Dividend Payment Dates. A Regular Dividend Non-Payment Event that has occurred will be deemed to continue until such time when all accumulated and unpaid Regular Dividends on the outstanding Perpetual Strike Preferred Stock have been paid in full, at which time such Regular Dividend Non-Payment Event will be deemed to be cured and cease to be continuing. For purposes of this definition, a Regular Dividend on the Perpetual Strike Preferred Stock will be deemed to have been paid if such dividend is declared and cash that is sufficient to pay such dividend is set aside for the benefit of the Holders entitled thereto. For the avoidance of doubt, the Regular Dividend Non-Payment Events set forth in clauses (a) and (b) above are separate Regular Dividend Non-Payment Events, each providing for a separate right to appoint a Preferred Stock Director pursuant to Section 9(a).

“Regular Dividend Payment Date” means, with respect to any share of Perpetual Strike Preferred Stock, each March 31, June 30, September 30 and December 31 of each year, beginning on March 31, 2025 (or beginning on such other date specified in the certificate representing such share).

“Regular Dividend Period” means each period from, and including, a Regular Dividend Payment Date (or, in the case of the first Regular Dividend Period, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

“Regular Dividend Rate” means 8.00% per annum.

“Regular Dividend Stock Price” means, with respect to any declared Regular Dividend on the Perpetual Strike Preferred Stock, ninety five percent (95%) of the Daily VWAP per share of Class A Common Stock on the third (3rd) VWAP Trading Day preceding the Regular Dividend Payment Date for such Regular Dividend.

“Regular Dividends” has the meaning set forth in Section 5(a)(i).

“Regular Record Date” has the following meaning: (a) March 15, in the case of a Regular Dividend Payment Date occurring on March 31; (b) June 15, in the case of a Regular Dividend Payment Date occurring on June 30; (c) September 15, in the case of a Regular Dividend Payment Date occurring on September 30; and (d) December 15, in the case of a Regular Dividend Payment Date occurring on December 31.

“Repurchase Upon Fundamental Change” means the repurchase of any share of Perpetual Strike Preferred Stock by the Company pursuant to Section 8.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Agent” means the Transfer Agent or any Registrar, Paying Agent or Conversion Agent.

“Spin-Off” has the meaning set forth in Section 10(f)(i)(3)(B).

“Spin-Off Valuation Period” has the meaning set forth in Section 10(f)(i)(3)(B).

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Person” has the meaning set forth in Section 10(h)(iii).

A “Tax Event” will be deemed to occur if the Company has received an opinion of counsel experienced in such matters to the effect that, as a result of:

(a) any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

(b) an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

(c) any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

(d) a threatened challenge asserted in writing in connection with a tax audit of the Company or any of its Subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Perpetual Strike Preferred Stock, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly known after January 30, 2025, there is more than an insubstantial risk that any of the outstanding Perpetual Strike Preferred Stock is treated as “fast-pay stock” within the meaning of Treasury Regulation Section 1.7701(l)-3(b)(2) (or becomes subject to substantially similar successor provision).

“Tax Redemption” has the meaning set forth in Section 7(b).

“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 10(f)(i)(5).

“Trading Day” means, with respect to the Class A Common Stock or Perpetual Strike Preferred Stock, as applicable, any day on which (a) trading in the Class A Common Stock or Perpetual Strike Preferred Stock, as applicable, generally occurs on the principal U.S. national or regional securities exchange on which the Class A Common Stock or Perpetual Strike Preferred Stock, as applicable, is then listed or, if the Class A Common Stock or Perpetual Strike Preferred Stock, as applicable, is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Common Stock or Perpetual Strike Preferred Stock, as applicable, is then traded; and (b) there is no Market Disruption Event. If the Class A Common Stock or Perpetual Strike Preferred Stock, as applicable, is not so listed or traded, then “Trading Day” with respect to the Class A Common Stock or Perpetual Strike Preferred Stock, as applicable, means a Business Day.

“Transfer Agent” means U.S. Bank Trust Company, National Association or its successor as provided in Section 3(g)(iii).

“Underwriters” means Barclays Capital Inc., Moelis & Company LLC, BTIG, LLC, TD Securities (USA) LLC, Keefe, Bruyette, & Woods, Inc., AmeriVet Securities, Inc., Bancroft Capital, LLC and The Benchmark Company, LLC.

“Voting Parity Stock” means, with respect to any matter as to which Holders are entitled to vote pursuant to Section 9(a) or Section 9(b), each class or series of outstanding Dividend Parity Stock or Liquidation Parity Stock, if any, upon which similar voting rights are conferred and are exercisable with respect to such matter. For the avoidance of doubt, Voting Parity Stock will not include any securities of the Company’s Subsidiaries.

“VWAP Market Disruption Event” means, with respect to any date, (a) the failure by the principal U.S. national or regional securities exchange on which the Class A Common Stock is then listed, or, if the Class A Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Class A Common Stock is then traded, to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one-half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Class A Common Stock or in any options contracts or futures contracts relating to the Class A Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (a) there is no VWAP Market Disruption Event; and (b) trading in the Class A Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Class A Common Stock is then listed or, if the Class A Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Common Stock is then traded. If the Class A Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 2. RULES OF CONSTRUCTION. For purposes of this Certificate of Designations:

(a) “or” is not exclusive;

(b) “including” means “including without limitation”;

(c) “will” expresses a command;

(d) the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(e) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(f) words in the singular include the plural, and words in the plural include the singular, unless the context requires otherwise;

(g) “herein,” “hereof” and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision of this Certificate of Designations, unless the context requires otherwise;

(h) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(i) the exhibits, schedules and other attachments to this Certificate of Designations are deemed to form part of this Certificate of Designations.

Section 3. THE PERPETUAL STRIKE PREFERRED STOCK.

(a) Designation; Par Value. A series of stock of the Company titled the “8.00% Series A Perpetual Strike Preferred Stock” (the “Perpetual Strike Preferred Stock”) is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company. The par value of the Perpetual Strike Preferred Stock is $0.001 per share.

(b) Number of Authorized Shares. The total authorized number of shares of Perpetual Strike Preferred Stock is seven million three hundred thousand (7,300,000); provided, however that, without the consent of any Holder or other Person, the total number of authorized shares of Perpetual Strike Preferred Stock may, by resolution of the Board of Directors, hereafter be (i) reduced to a number that is not less than the number of shares of Perpetual Strike Preferred Stock then outstanding; or (ii) increased, provided, that in no event will such increase be by an amount that exceeds the total number of authorized and undesignated shares of preferred stock of the Company.

(c) Additional Perpetual Strike Preferred Stock. After the Initial Issue Date, the Company may, without the consent of any Holder, but subject to the provisions of this Certificate of Designations (including Section 3(e)), (i) originally issue additional shares of Perpetual Strike Preferred Stock with the same terms as the other shares of Perpetual Strike Preferred Stock then outstanding (except, to the extent applicable, with respect to the date as of which Regular Dividends begin to accumulate on, the first Regular Dividend Payment Date for, and transfer restrictions applicable to, such additional shares of Perpetual Strike Preferred Stock), which additional shares of Perpetual Strike Preferred Stock will, subject to the foregoing, be considered to be part of the same series of, and rank equally and ratably with all other, shares of Perpetual Strike Preferred Stock; or (ii) resell any Perpetual Strike Preferred Stock that the Company or any of its Subsidiaries has purchased or otherwise acquired; provided, however, that if any such additional or resold shares of Perpetual Strike Preferred Stock are not fungible with other shares of Perpetual Strike Preferred Stock then outstanding for purposes of federal securities laws or, if applicable, the Depositary Procedures, then such additional or resold shares of Perpetual Strike Preferred Stock will be identified by a separate CUSIP number or by no CUSIP number. In addition, without the consent of any Holder, the Company may create and issue, or increase the authorized or issued number of, any other class or series of stock (including, for the avoidance of doubt, Dividend Senior Stock, Liquidation Senior Stock, Dividend Parity Stock or Liquidation Parity Stock).

(d) Form, Dating and Denominations.

(i) Form and Date of Certificates Representing Perpetual Strike Preferred Stock.

(1) Generally. Each certificate representing any Perpetual Strike Preferred Stock will: (1) subject to Section 3(d)(i)(2), be substantially in the form set forth in Exhibit A; (2) bear the legends required by Section 3(h) (and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary); and (3) be dated as of the date it is countersigned by the Transfer Agent.

(2) Modifications to the Form of Certificates to Accommodate Issuance of Additional Perpetual Strike Preferred Stock. Notwithstanding anything to the contrary in this Certificate of Designations, if any Perpetual Strike Preferred Stock is originally issued after the Initial Issue Date pursuant to Section 3(c), then the certificate(s) representing such Perpetual Strike Preferred Stock may contain deviations from the form set forth in Exhibit A that the Company in good faith determines are appropriate to permit the timely and orderly issuance thereof (including, for the avoidance of doubt, issuances on a daily basis pursuant to an “at-the-market” or similar program) and to accommodate any reasonable requirements of the Transfer Agent in connection therewith.

(ii) Global Certificates; Physical Certificates. Except as otherwise provided in the applicable resolutions of the Board of Directors providing for the original issuance of any Perpetual Strike Preferred Stock, such Perpetual Strike Preferred Stock will be issued initially in the form of one or more Global Certificates. Global Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Global Certificates, only as provided in Section 3(i).

(iii) Electronic Certificates; Interpretation. For purposes of this Certificate of Designations, (1) each Electronic Certificate will be deemed to include the text of, and to otherwise to be in, the form of Certificate set forth in Exhibit A (subject to Section 3(d)(i)(2)); (2) any legend, registration number or other notation that is required to be included on a Physical Certificate or Global Certificate will be deemed to be affixed to any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (3) any reference in this Certificate of Designations to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration (or delivery to the Transfer Agent of an instruction for the registration) of the electronic book entry representing such Electronic Certificate in the name of the applicable Holder; (4) any requirement to deliver or surrender an Electronic Certificate to the Conversion Agent or the Paying Agent for settlement in connection with a Repurchase Upon Fundamental Change, Redemption or Conversion will be deemed to be satisfied upon the satisfaction of all other requirements for such settlement; and (5) upon satisfaction of any applicable requirements of the Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws of the Company, and any related requirements of the Transfer Agent, in each case for the issuance of Perpetual Strike Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company and countersigned by the Transfer Agent.

(iv) No Bearer Certificates; Denominations. The Perpetual Strike Preferred Stock will be issued only in registered form and only in whole numbers of shares.

(v) Registration Numbers. Each certificate representing any share(s) of Perpetual Strike Preferred Stock will bear a unique registration number that is not affixed to any other certificate representing any other outstanding share of Perpetual Strike Preferred Stock.

(e) Execution, Countersignature and Delivery.

(i) Due Execution by the Company. Subject to Section 3(d)(iii), at least two (2) duly authorized Officers will sign each certificate representing any Perpetual Strike Preferred Stock on behalf of the Company by manual or facsimile signature. For the avoidance of doubt, facsimile signatures will include electronic signatures. The validity of any Perpetual Strike Preferred Stock will not be affected by the failure of any Officer whose signature is on any certificate representing such Perpetual Strike Preferred Stock to hold, at the time such certificate is countersigned by the Transfer Agent, the same or any other office at the Company.

(ii) Countersignature by Transfer Agent. Subject to Section 3(d)(iii), (1) no Perpetual Strike Preferred Stock will be valid until the certificate representing it is countersigned by the Transfer Agent; and (2) each such certificate will be deemed to be duly countersigned only when an authorized signatory of the Transfer Agent (or a duly appointed agent thereof) manually signs the countersignature block set forth in such certificate.

(f) Method of Payment; Delay When Payment Date is Not a Business Day.

(i) Method of Payment.

(1) Global Certificates. The Company will pay (or cause a Paying Agent to pay) all declared cash Regular Dividends or other cash amounts due on any Perpetual Strike Preferred Stock represented by a Global Certificate by wire transfer of immediately available funds.

(2) Physical Certificates. The Company will pay (or cause a Paying Agent to pay) all declared cash Regular Dividends or other cash amounts due on any Perpetual Strike Preferred Stock represented by a Physical Certificate as follows:

(A) if the aggregate Liquidation Preference of the Perpetual Strike Preferred Stock represented by such Physical Certificate is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Perpetual Strike Preferred Stock entitled to such cash Regular Dividend or amount has delivered to the Paying Agent, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and

(B) in all other cases, by check mailed to the address of such Holder set forth in the Register.

To be timely, such written request must be delivered no later than the Close of Business on the following date: (x) with respect to the payment of any declared cash Regular Dividend due on a Regular Dividend Payment Date for the Perpetual Strike Preferred Stock, the immediately preceding Regular Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

(ii) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on any Perpetual Strike Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such payment may be made on the immediately following Business Day with the same force and effect as if such payment were made on such due date (and, for the avoidance of doubt, no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay). Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

(g) Transfer Agent, Registrar, Paying Agent and Conversion Agent.

(i) Generally. The Company will maintain (1) an office or agency in the continental United States where Perpetual Strike Preferred Stock may be presented for registration of transfer or for exchange (the “Registrar”); (2) an office or agency in the continental United States where Perpetual Strike Preferred Stock may be presented for payment (the “Paying Agent”); and (3) an office or agency in the continental United States where Perpetual Strike Preferred Stock may be presented for Conversion (the “Conversion Agent”). If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, then the Transfer Agent will act as such. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent. Notwithstanding anything to the contrary in this Section 3(g)(i) or in Section 3(g)(iii), each of the Transfer Agent, Registrar, Paying Agent and Conversion Agent with respect to any Perpetual Strike Preferred Stock represented by a Global Certificate must at all times be a Person that is eligible to act in that capacity under the Depositary Procedures.

(ii) Duties of the Registrar. The Company will cause the Registrar to keep a record (the “Register”) of the names and addresses of the Holders, the number of shares of Perpetual Strike Preferred Stock held by each Holder and the transfer, exchange, repurchase, Redemption and Conversion of the Perpetual Strike Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly.

(iii) Co-Agents; Company’s Right to Appoint Successor Transfer Agent, Registrar, Paying Agent and Conversion Agent. The Company may appoint one or more co-Registrars, co-Paying Agents and co-Conversion Agents, each of whom will be deemed to be a Registrar, Paying Agent or Conversion Agent, as applicable, under this Certificate of Designations. Subject to Section 3(g)(i), the Company may change the Transfer Agent or any Registrar, Paying Agent or Conversion Agent (including appointing itself or any of its Subsidiaries to act as a Registrar, Paying Agent or Conversion Agent) without notice to any Holder; provided, however, that the Company will not remove a Person acting as Transfer Agent under this Certificate of Designations until and unless a successor has been appointed and has accepted such appointment. Upon the request of any Holder, the Company will notify such Holder of the name and address of each Share Agent or co-Share Agent.

(iv) Initial Appointments. The Company appoints U.S. Bank Trust Company, National Association, as the initial Transfer Agent, the initial Paying Agent, the initial Registrar and the initial Conversion Agent.

(v) Duties When the Company or its Subsidiary Acts as Paying Agent or Conversion Agent. If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (1) it will segregate for the benefit of the Holders all money and other property held by it as Paying Agent or Conversion Agent; and (2) references in this Certificate of Designations to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders or with respect to the Perpetual Strike Preferred Stock, will be deemed to refer to cash or other property so segregated, or to the segregation of such cash or other property, respectively.

(h) Legends.

(i) Global Certificate Legend. Each Global Certificate will bear the Global Certificate Legend (or any similar legend, not inconsistent with this Certificate of Designations, required by the Depositary for such Global Certificate).

(ii) Other Legends. The certificate(s) representing any Perpetual Strike Preferred Stock may bear any other legend or text, not inconsistent with this Certificate of Designations, as may be required by applicable law or by any securities exchange or automated quotation system on which such Perpetual Strike Preferred Stock is traded or quoted or as may be otherwise reasonably determined by the Company to be appropriate based on the advice of nationally recognized outside counsel.

(iii) Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Perpetual Strike Preferred Stock represented by a certificate bearing any legend required by this Section 3(h) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

(i) Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions..

(i) Provisions Applicable to All Transfers and Exchanges.

(1) Generally. Subject to this Section 3(i), Perpetual Strike Preferred Stock represented by a Physical Certificate, and beneficial interests in Global Certificates representing any Perpetual Strike Preferred Stock, may be transferred or exchanged from time to time and, in the case of a Physical Certificate, the Company will cause the Registrar to record each such transfer or exchange in the Register.

(2) No Services Charge; Transfer Taxes. The Company and the Share Agents will not impose any service charge on any Holder for any transfer, exchange or Conversion of any Perpetual Strike Preferred Stock, but the Company, the Transfer Agent, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or Conversion of Perpetual Strike Preferred Stock (in the case of any such Conversion, subject and pursuant to Section 11(c)), other than exchanges pursuant to Section 3(j) or Section 3(r) not involving any transfer.

(3) No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designations, all transfers or exchanges of Perpetual Strike Preferred Stock must be in an amount representing a whole number of shares of Perpetual Strike Preferred Stock, and no fractional share of Perpetual Strike Preferred Stock may be transferred or exchanged.

(4) Legends. Each certificate representing any share of Perpetual Strike Preferred Stock that is issued upon transfer of, or in exchange for, another share of Perpetual Strike Preferred Stock will bear each legend, if any, required by Section 3(h).

(5) Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Perpetual Strike Preferred Stock, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable after the date of such satisfaction.

(ii) Transfers and Exchanges of Perpetual Strike Preferred Stock Represented by Global Certificates.

(1) Subject to the immediately following sentence, no Perpetual Strike Preferred Stock represented by a Global Certificate may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Perpetual Strike Preferred Stock represented by a Global Certificate may be transferred to, or exchanged for, Perpetual Strike Preferred Stock represented by one or more Physical Certificates; provided, however, that a Global Certificate will be exchanged, pursuant to customary procedures, for one or more Physical Certificates if:

(A) (x) the Depositary notifies the Company or the Transfer Agent that the Depositary is unwilling or unable to continue as Depositary for such Global Certificate or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor Depositary within ninety (90) days of such notice or cessation; or

(B) the Company, in its sole discretion, permits the exchange of any beneficial interest in such Global Certificate for Perpetual Strike Preferred Stock represented by one or more Physical Certificates at the request of the owner of such beneficial interest.

(2) Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Perpetual Strike Preferred Stock represented by a Global Certificate:

(A) the Company will cause the Registrar to reflect any resulting decrease of the number of shares of Perpetual Strike Preferred Stock represented by such Global Certificate by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of such Global Certificate (and, if such notation results in such Global Certificate representing zero shares of Perpetual Strike Preferred Stock, then the Company may (but is not required to) instruct the Transfer Agent to cancel such Global Certificate pursuant to Section 3(n));

(B) if required to effect such transfer or exchange, then the Company will cause the Registrar to reflect any resulting increase of the number of shares of Perpetual Strike Preferred Stock represented by any other Global Certificate by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of such other Global Certificate;

(C) if required to effect such transfer or exchange, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(e), a new Global Certificate bearing each legend, if any, required by Section 3(h); and

(D) if the Perpetual Strike Preferred Stock represented by such Global Certificate, or any beneficial interest therein, is to be exchanged for Perpetual Strike Preferred Stock represented by one or more Physical Certificates, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(e), one or more Physical Certificates that (x) each represent a whole number of shares of Perpetual Strike Preferred Stock and, in the aggregate, represent a total number of shares of Perpetual Strike Preferred Stock equal to the number of shares of Perpetual Strike Preferred Stock represented by such Global Certificate that are to be so exchanged; (y) are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures); and (z) bear each legend, if any, required by Section 3(h).

(3) Each transfer or exchange of a beneficial interest in any Global Certificate will be made in accordance with the Depositary Procedures.

(iii) Transfers and Exchanges of Perpetual Strike Preferred Stock Represented by Physical Certificates.

(1) Subject to this Section 3(i), a Holder of any Perpetual Strike Preferred Stock represented by a Physical Certificate may (x) transfer any whole number of shares of such Perpetual Strike Preferred Stock to one or more other Person(s); (y) exchange any whole number of shares of such Perpetual Strike Preferred Stock for an equal number of shares of Perpetual Strike Preferred Stock represented by one or more other Physical Certificates; and (z) if then permitted by the Depositary Procedures, transfer any whole number of shares of such Perpetual Strike Preferred Stock in exchange for a beneficial interest in the same number of shares of Perpetual Strike Preferred Stock represented by one or more Global Certificates; provided, however, that, to effect any such transfer or exchange, such Holder must surrender such Physical Certificate representing the Perpetual Strike Preferred Stock to be transferred or exchanged to the office of the Transfer Agent or the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Transfer Agent or the Registrar.

(2) Upon the satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any whole number of shares of a Holder’s Perpetual Strike Preferred Stock represented by a Physical Certificate (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(i)(iii)(2)):

(A) such old Physical Certificate will be promptly cancelled pursuant to Section 3(n);

(B) if only part of the Perpetual Strike Preferred Stock represented by such old Physical Certificate is to be so transferred or exchanged, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(e), one or more Physical Certificates that (x) each represent a whole number of shares of Perpetual Strike Preferred Stock and, in the aggregate, represent a total number of shares of Perpetual Strike Preferred Stock equal to the number of shares of Perpetual Strike Preferred Stock represented by such old Physical Certificate not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(h);

(C) in the case of a transfer:

(I) to the Depositary or a nominee thereof that will hold its interest in the shares of Perpetual Strike Preferred Stock to be so transferred in the form of one or more Global Certificates, the Company will cause the Registrar to reflect an increase in the number of shares of Perpetual Strike Preferred Stock represented by one or more existing Global Certificates by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of such Global Certificate(s), which increase(s) are each in whole numbers of shares of Perpetual Strike Preferred Stock and aggregate to the total number of shares of Perpetual Strike Preferred Stock to be so transferred, and which Global Certificate(s) bear each legend, if any, required by Section 3(h); provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Certificates (whether because no Global Certificates bearing each legend, if any, required by Section 3(h) then exist, because any such increase will result in any Global Certificate representing a number of shares of Perpetual Strike Preferred Stock exceeding the maximum number permitted by the Depositary or otherwise), then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(e), one or more Global Certificates that (x) each represent a whole number of shares of Perpetual Strike Preferred Stock and, in the aggregate, represent a total number of shares of Perpetual Strike Preferred Stock equal to the number of shares of Perpetual Strike Preferred Stock that are to be so transferred but that are not effected by notation as provided above; and (y) bear each legend, if any, required by Section 3(h); and

(II) to a transferee that will hold its interest in the shares of Perpetual Strike Preferred Stock to be so transferred in the form of one or more Physical Certificates, the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(e), one or more Physical Certificates that (x) each represent a whole number of shares of Perpetual Strike Preferred Stock and, in the aggregate, represent a total number of shares of Perpetual Strike Preferred Stock equal to the number of shares of Perpetual Strike Preferred Stock to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 3(h); and

(D) in the case of an exchange, the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(e), one or more Physical Certificates that (x) each represent a whole number of shares of Perpetual Strike Preferred Stock and, in the aggregate, represent a total number of shares of Perpetual Strike Preferred Stock equal to the number of shares of Perpetual Strike Preferred Stock to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Certificate was registered; and (z) bear each legend, if any, required by Section 3(h).

(iv) Transfers of Shares Subject to Redemption or Conversion. Notwithstanding anything to the contrary in this Certificate of Designations, the Company, the Transfer Agent and the Registrar will not be required to register the transfer of or exchange any share of Perpetual Strike Preferred Stock that has been surrendered for Conversion or has been called for Redemption pursuant to a Redemption Notice, except to the extent that the Company fails to pay the related Redemption Price when due.

(j) Exchange and Cancellation of Perpetual Strike Preferred Stock to Be Converted or Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.

(i) Partial Conversions. If only a portion of a Holder’s Perpetual Strike Preferred Stock represented by a Physical Certificate (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(j)(i)) is to be Converted pursuant to Section 10, then, as soon as reasonably practicable after such old Physical Certificate is surrendered for such Conversion, the Company will cause such old Physical Certificate to be exchanged, pursuant and subject to Section 3(i)(iii), for (1) one or more Physical Certificates that each represent a whole number of shares of Perpetual Strike Preferred Stock and, in the aggregate, represent a total number of shares of Perpetual Strike Preferred Stock equal to the number of shares of Perpetual Strike Preferred Stock represented by such old Physical Certificate that are not to be so Converted, and deliver such Physical Certificate(s) to such Holder; and (2) a Physical Certificate representing a whole number of shares of Perpetual Strike Preferred Stock equal to the number of shares of Perpetual Strike Preferred Stock represented by such old Physical Certificate that are to be so Converted, which Physical Certificate will be Converted pursuant to the terms of this Certificate of Designations; provided, however, that the Physical Certificate referred to in this clause (2) need not be issued at any time after which such shares subject to such Conversion are deemed to cease to be outstanding pursuant to Section 3(p)(iv).

(ii) Cancellation of Perpetual Strike Preferred Stock Converted or Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.

(1) Physical Certificates. If a Holder’s Perpetual Strike Preferred Stock represented by a Physical Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(j)(i)) (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(j)(ii)(1)) is to be Converted pursuant to Section 10 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the later of the time such Perpetual Strike Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(p) and the time such old Physical Certificate is surrendered for such Conversion or repurchase, as applicable, (A) such old Physical Certificate will be cancelled pursuant to Section 3(n); and (B) in the case of a partial Conversion or repurchase, the Company will issue, execute and deliver to such Holder, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(e), one or more Physical Certificates that (x) each represent a whole number of shares of Perpetual Strike Preferred Stock and, in the aggregate, represent a total number of shares of Perpetual Strike Preferred Stock equal to the number of shares of Perpetual Strike Preferred Stock represented by such old Physical Certificate that are not to be so Converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(h).

(2) Global Certificates. If a Holder’s Perpetual Strike Preferred Stock represented by a Global Certificate (or any portion thereof) is to be Converted pursuant to Section 10 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the time such Perpetual Strike Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(p), the Company will cause the Registrar to reflect a decrease of the number of shares of Perpetual Strike Preferred Stock represented by such Global Certificate in an amount equal to the number of shares of Perpetual Strike Preferred Stock represented by such Global Certificate that are to be so Converted or repurchased, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of such Global Certificate (and, if the number of shares represented by such Global Certificate is zero following such notation, cancel such Global Certificate pursuant to Section 3(n)).

(k) Status of Retired Shares. Upon any share of Perpetual Strike Preferred Stock ceasing to be outstanding, such share will be deemed to be retired and to resume the status of an authorized and unissued share of preferred stock of the Company.

(l) Replacement Certificates. If a Holder of any Perpetual Strike Preferred Stock claims that the certificate(s) representing such Perpetual Strike Preferred Stock have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(e), a replacement certificate representing such Perpetual Strike Preferred Stock upon surrender to the Company or the Transfer Agent of such mutilated certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Company. In the case of a lost, destroyed or wrongfully taken certificate representing any Perpetual Strike Preferred Stock, the Company and the Transfer Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such certificate is replaced.

Every replacement Perpetual Strike Preferred Stock issued pursuant to this Section 3(l) will, upon such replacement, be deemed to be outstanding Perpetual Strike Preferred Stock, entitled to all of the benefits of this Certificate of Designations equally and ratably with all other Perpetual Strike Preferred Stock then outstanding.

(m) Registered Holders; Certain Rights with Respect to Global Certificates. Only the Holder of any Perpetual Strike Preferred Stock will have rights under this Certificate of Designations as the owner of such Perpetual Strike Preferred Stock. Without limiting the generality of the foregoing, Depositary Participants, as such, will have no rights under this Certificate of Designations with respect to the Perpetual Strike Preferred Stock represented by any Global Certificate held on their behalf by the Depositary or its nominee, or by the Transfer Agent as its custodian, and the Company and the Share Agents, and their respective agents, may treat the Depositary as the absolute owner of the Perpetual Strike Preferred Stock represented by such Global Certificate for all purposes whatsoever; provided, however, that (i) the Holder of any Perpetual Strike Preferred Stock represented by any Global Certificate may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Perpetual Strike Preferred Stock through Depositary Participants, to take any action that such Holder is entitled to take with respect to the Perpetual Strike Preferred Stock represented by such Global Certificate under this Certificate of Designations; and (ii) the Company and the Share Agents, and their respective agents, will use commercially reasonable efforts to give effect to any written certification, proxy or other authorization furnished by the Depositary.

(n) Cancellation. The Company may at any time deliver Perpetual Strike Preferred Stock to the Transfer Agent for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Transfer Agent each share of Perpetual Strike Preferred Stock duly surrendered to them for transfer, exchange, payment or Conversion. The Company will cause the Transfer Agent to promptly cancel all shares of Perpetual Strike Preferred Stock so surrendered to it in accordance with its customary procedures.

(o) Shares Held by the Company or its Affiliates. Without limiting the generality of Sections 3(p) and 3(q), in determining whether the Holders of the required number of outstanding shares of Perpetual Strike Preferred Stock (and, if applicable, Voting Parity Stock) have concurred in any direction, waiver or consent, shares of Perpetual Strike Preferred Stock owned by the Company or any of its Affiliates will be deemed not to be outstanding.

(p) Outstanding Shares.

(i) Generally. The shares of Perpetual Strike Preferred Stock that are outstanding at any time will be deemed to be those shares of Perpetual Strike Preferred Stock that, at such time, have been duly executed by the Company and countersigned by the Transfer Agent, excluding those shares of Perpetual Strike Preferred Stock that have theretofore been (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 3(n); (2) assigned a number of outstanding shares of zero by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of the Global Certificate representing such Perpetual Strike Preferred Stock; (3) paid or settled in full upon their Conversion or upon their repurchase pursuant to a Repurchase Upon Fundamental Change or Redemption in accordance with this Certificate of Designations; or (4) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii) or (iv) of this Section 3(p).

(ii) Replaced Shares. If any certificate representing any share of Perpetual Strike Preferred Stock is replaced pursuant to Section 3(l), then such share will cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Company receive proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.

(iii) Shares to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption. If, on a Fundamental Change Repurchase Date or Redemption Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Fundamental Change Repurchase Price or Redemption Price, as applicable, due on such date, then (unless there occurs a default in the payment of the Fundamental Change Repurchase Price or Redemption Price, as applicable): (1) the Perpetual Strike Preferred Stock to be repurchased pursuant to the related Repurchase Upon Fundamental Change or Redemption, as applicable, on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(d)); and (2) the rights of the Holders of such Perpetual Strike Preferred Stock, as such, will terminate with respect to such Perpetual Strike Preferred Stock, other than the right to receive the Fundamental Change Repurchase Price or Redemption Price, as applicable, as provided in Section 7 or Section 8 (and, if applicable, declared Regular Dividends as provided in Section 5(d)).

(iv) Shares to Be Converted. At the Close of Business on the Conversion Date for any Perpetual Strike Preferred Stock to be Converted, such Perpetual Strike Preferred Stock will (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 10 upon such Conversion) be deemed to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(d)).

(q) Repurchases by the Company and its Subsidiaries. Without limiting the generality of Section 3(n), subject to applicable law, the Company or its Subsidiaries may directly or indirectly repurchase Perpetual Strike Preferred Stock in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives without delivering prior notice to Holders.

(r) Notations and Exchanges. Without limiting any rights of Holders pursuant to Section 9, if any amendment, supplement or waiver to the Certificate of Incorporation or this Certificate of Designations changes the terms of any Perpetual Strike Preferred Stock, then the Company may, in its discretion, require the Holder of the certificate representing such Perpetual Strike Preferred Stock to deliver such certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Company on such certificate and return such certificate to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Perpetual Strike Preferred Stock, issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(e), a new certificate representing such Perpetual Strike Preferred Stock that reflects the changed terms. The failure to make any appropriate notation or issue a new certificate representing any Perpetual Strike Preferred Stock pursuant to this Section 3(r) will not impair or affect the validity of such amendment, supplement or waiver.

(s) CUSIP and ISIN Numbers. The Company may use one or more CUSIP or ISIN numbers to identify any of the Perpetual Strike Preferred Stock, and, if so, the Company will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number(s).

Section 4. RANKING. The Perpetual Strike Preferred Stock will rank (a) senior to (i) Dividend Junior Stock with respect to the payment of dividends; and (ii) Liquidation Junior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Stock with respect to the payment of dividends; and (ii) Liquidation Parity Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Stock with respect to the payment of dividends; and (ii) Liquidation Senior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

Section 5. REGULAR DIVIDENDS.

(a) Generally.

(i) Accumulation and Payment of Regular Dividends. The Perpetual Strike Preferred Stock will accumulate cumulative dividends (“Regular Dividends”) at a rate per annum equal to the Regular Dividend Rate on the Liquidation Preference thereof (and, to the extent described in the fourth sentence of this Section 5(a)(i), on unpaid Regular Dividends thereon), regardless of whether or not declared or funds are legally available for their payment. Subject to the other provisions of this Section 5, such Regular Dividends will be payable when, as and if declared by the Board of Directors, out of funds legally available for their payment to the extent paid in cash, quarterly in arrears on each Regular Dividend Payment Date, to the Holders as of the Close of Business on the immediately preceding Regular Record Date. Regular Dividends on the Perpetual Strike Preferred Stock will accumulate from, and including, the last date to which Regular Dividends have been paid (or, if no Regular Dividends have been paid, from, and including, the Initial Issue Date (in the case of the Perpetual Strike Preferred Stock issued on the Initial Issue Date) or as otherwise provided pursuant to Section 3(c) or in the certificate(s) representing the applicable Perpetual Strike Preferred Stock (in the case of any other Perpetual Strike Preferred Stock )) to, but excluding, the next Regular Dividend Payment Date. Declared Regular Dividends on the Perpetual Strike Preferred Stock will be payable in the manner set forth in Section 5(c). If any accumulated Regular Dividend (or any portion thereof) on the Perpetual Strike Preferred Stock is not paid on the applicable Regular Dividend Payment Date (or, if such Regular Dividend Payment Date is not a Business Day, the next Business Day), then additional Regular Dividends (“Compounded Dividends”) will accumulate on the amount of such unpaid Regular Dividend, compounded quarterly at the Regular Dividend Rate, from, and including, such Regular Dividend Payment Date to, but excluding, the date the same, including all Compounded Dividends thereon, is paid in full. Each reference in this Certificate of Designations to accumulated or unpaid Regular Dividends will include any Compounded Dividends that accumulate thereon pursuant to the previous sentence. For the avoidance of doubt, except as set forth in Section 5(b), nothing in this Certificate of Designations will require the Company or the Board of Directors to declare and pay Regular Dividends, regardless of whether funds are legally available for their payment, and Regular Dividends, if any, will be paid when, as and if declared by the Board of Directors, in its sole and absolute discretion, out of funds legally available for their payment to the extent paid in cash.

(ii) Computation of Accumulated Regular Dividends. Accumulated Regular Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(iii) Priority of the Application of Regular Dividend Payments to Arrearages. Each payment of declared Regular Dividends on the Perpetual Strike Preferred Stock will be applied to the earliest Regular Dividend Period for which Regular Dividends have not yet been paid.

(b) Registered Public Equity Offerings. If the Company sells any shares of Class A Common Stock for cash through a registered public offering (including an at-the-market offering or follow-on offering) during the ninety (90) calendar days preceding a Regular Record Date, then, subject to the terms of any Dividend Senior Stock, the Company will declare and pay the Regular Dividend due on the Regular Dividend Payment Date immediately after such Regular Record Date (including, for the avoidance of doubt, Compounded Dividends, if any) to the extent the net proceeds to the Company of such sale(s) during such ninety (90) calendar days are sufficient to pay such Regular Dividend; provided, however, to the extent permitted by the Depositary Procedures and the terms of any Senior Dividend Stock, and subject to Section 5(c)(iii), to the extent, and only to the extent, funds are not legally available for such payment, such payment of Regular Dividends will not be payable in cash and will, to the extent authorized, unissued and unreserved shares of Class A Common Stock are available, instead be payable in shares of Class A Common Stock. For the avoidance of doubt, payments of Regular Dividends will be applied in accordance with Section 5(a)(iii). For purposes of this Section 5(b), and for the avoidance of doubt, but without limitation, none of the following will constitute a sale of shares of Class A Common Stock: (i) the issuance or sale of any securities that are convertible into, or exchangeable or exercisable for, Class A Common Stock; (ii) the issuance of any shares of Class A Common Stock upon the conversion, exchange or exercise of any securities referred to clause (i) above; and (iii) the issuance or sale of any securities pursuant to a registration statement on Form S-8 (or any successor form).

For the avoidance of doubt, to the extent the Company fails to pay any portion of such Regular Dividend in cash or shares of Class A Common Stock due to the limitations set forth in the preceding paragraph, such portion of such Regular Dividend will constitute unpaid Regular Dividends and will accumulate Compounded Dividends pursuant to the fourth sentence of Section 5(a)(i) above.

(c) Method of Payment.

(i) Generally. Each declared Regular Dividend on the Perpetual Strike Preferred Stock will be paid in cash unless the Company elects, by sending written notice to each Holder no later than the Business Day after the date of declaration of such Regular Dividend, to pay all or any portion of such Regular Dividend in shares of Class A Common Stock. Such written notice must state the total dollar amount of the declared Regular Dividend per share of Perpetual Strike Preferred Stock and the respective dollar portions thereof that will be paid in cash and in shares of Class A Common Stock. Any such election made in such written notice, once sent, will be irrevocable (as to the applicable declared Regular Dividend) and will apply to all shares of Perpetual Strike Preferred Stock then outstanding.

(ii) Construction. References in this Certificate of Designations to Regular Dividends “paid” on the Perpetual Strike Preferred Stock, and any other similar language, will be deemed to include Regular Dividends paid thereon in shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock in compliance with this Section 5.

(iii) Regular Dividends Paid Partially or Entirely in Shares of Class A Common Stock.

(1) Generally. The number of shares of Class A Common Stock payable in respect of any dollar amount of a declared Regular Dividend that the Company has duly elected to pay in shares of Class A Common Stock will be (x) such dollar amount, divided by (y) the Regular Dividend Stock Price for such

Regular Dividend; provided, however, that, notwithstanding anything to the contrary in this Certificate of Designations, in no event will the total number of shares of Class A Common Stock issuable per share of Perpetual Strike Preferred Stock as payment for a declared Regular Dividend exceed an amount equal to (x) the total dollar amount of such declared Regular Dividend per share of Perpetual Strike Preferred Stock (including, for the avoidance of doubt, the portion thereof that the Company has elected to pay in shares of Class A Common Stock), divided by (y) the Floor Price in effect on the third (3rd) VWAP Trading Day preceding the Regular Dividend Payment Date for such Regular Dividend. If the dollar amount of such declared Regular Dividend per share of Perpetual Strike Preferred Stock that the Company has duly elected to pay in shares of Class A Common Stock exceeds the product of such Regular Dividend Stock Price and the maximum number of shares of Class A Common Stock deliverable (without regard to the Company’s obligation to pay cash in lieu of any fractional share of Class A Common Stock) per share of Perpetual Strike Preferred Stock in respect of such Regular Dividend, then the Company will, to the extent it is legally able to do so and not prohibited by the terms of any Dividend Senior Stock, declare and pay, on the relevant Regular Dividend Payment Date, such excess amount in cash. For the avoidance of doubt, to the extent the Company fails to so pay such excess amount in cash, such excess amount will constitute unpaid Regular Dividends and will accumulate Compounded Dividends pursuant to the fourth sentence of Section 5(a)(i) above.

(2) Payment of Cash in Lieu of any Fractional Share of Class A Common Stock. Notwithstanding anything to the contrary in Section 5(c)(iii)(1), but subject to Section 13(b), in lieu of delivering any fractional share of Class A Common Stock otherwise issuable as payment for all or any portion of a declared Regular Dividend that the Company has duly elected to pay in shares of Class A Common Stock, the Company will, to the extent it is legally able to do so and not prohibited by the terms of any Dividend Senior Stock, pay cash based on the Daily VWAP per share of Class A Common Stock on the third (3rd) VWAP Trading Day preceding the Regular Dividend Payment Date for such Regular Dividend. To the extent that the Company is not able to pay such fractional amount in cash under applicable law and in compliance with its indebtedness and the terms of any Dividend Senior Stock, it will instead (regardless of the limitations set forth in Section 5(c)(iii)(1), but subject to the availability of authorized, unissued and unreserved shares of Class A Common Stock) round up to the nearest whole share of Class A Common Stock for each Holder, and the Company will not have any obligation to pay such amount in cash and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of Perpetual Strike Preferred Stock. For the avoidance of doubt, to the extent the Company fails to pay any portion of such declared Regular Dividend in cash or shares of Class A Common Stock due to the limitations set forth in the preceding sentence, such portion of such Regular Dividend will constitute unpaid Regular Dividends and will accumulate Compounded Dividends pursuant to the fourth sentence of Section 5(a)(i) above.

(3) When Holders Become Stockholders of Record of Shares of Class A Common Stock Issued as Payment for a Declared Regular Dividend. If the Company has duly elected to pay all or any portion of a declared Regular Dividend on any share of Perpetual Strike Preferred Stock in shares of Class A Common Stock, then such shares of Class A Common Stock, when issued, will be registered in the name of the Holder of such share of Perpetual Strike Preferred Stock as of the Close of Business on the related Regular Record Date, and such Holder will be deemed to become the holder of record of such shares of Class A Common Stock as of the Close of Business on the third (3rd) VWAP Trading Day preceding the related Regular Dividend Payment Date.

(4) Securities Laws Matters. If, in the Company’s reasonable judgment, the issuance of shares of Class A Common Stock as payment for any declared Regular Dividend on the Perpetual Strike Preferred Stock, or the resale of those shares by Holders or beneficial owners that are not, and have not at any time during the preceding three (3) months been, an Affiliate of the Company, requires registration under the Securities Act, then the Company will use its commercially reasonable efforts to:

(A) file and cause there to become effective under the Securities Act a registration statement covering such issuance or covering such resales from time to time, pursuant to Rule 415 under the Securities Act (or any successor rule), by such Holders or beneficial owners, as applicable;

(B) in the case of a resale registration statement, keep such registration statement effective under the Securities Act, and provide a prospectus that may be used in connection therewith, until all such shares are resold pursuant to such registration statement or are, or would be, eligible for resale without restriction, pursuant to Rule 144 under the Securities Act (or any successor rule), by Holders or beneficial owners that are not, and have not at any time during the preceding three (3) months been, an Affiliate of the Company;

(C) qualify or register such shares under applicable U.S. state securities laws, to the extent required in the Company’s reasonable judgment; provided, however, that the Company will not be required to qualify as a foreign corporation in, or consent to general service of process under the laws of, any jurisdiction where the Company is not at such time so qualified or subject to such service of process; and

(D) to the extent applicable, have such shares of Class A Common Stock approved for listing on any U.S. national or regional securities exchange on which the Class A Common Stock is then listed.

(d) Treatment of Regular Dividends Upon Repurchase Upon Fundamental Change, Conversion or Redemption. If the Conversion Date, Fundamental Change Repurchase Date or Redemption Date of any share of Perpetual Strike Preferred Stock to be Converted or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption is after a Regular Record Date for a declared Regular Dividend on the Perpetual Strike Preferred Stock and on or before the next Regular Dividend Payment Date, then (without limiting the generality of Section 10(c)(ii)) the Holder of such share at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Conversion or repurchase, as applicable, to receive, on or, at the Company’s election, before such Regular Dividend Payment Date, such declared Regular Dividend on such share.

Except as provided in the preceding paragraph, Regular Dividends on any share of Perpetual Strike Preferred Stock will cease to accumulate from and after the Conversion Date, Fundamental Change Repurchase Date or Redemption Date, as applicable, for such share.

(e) Priority of Dividends; Limitation on Junior and Parity Payments; No Participation Rights.

(i) Generally. Except as provided in Sections 5(e)(iii) and 5(e)(iv), this Certificate of Designations will not prohibit or restrict the Company or the Board of Directors from declaring or paying any dividend or distribution (whether in cash, securities or other property, or any combination of the foregoing) on any class or series of the Company’s stock, and, unless such dividend or distribution is also declared on the Perpetual Strike Preferred Stock, the Perpetual Strike Preferred Stock will not be entitled to participate in such dividend or distribution.

(ii) Construction. For purposes of Sections 5(e)(iii) and 5(e)(iv), a Regular Dividend on the Perpetual Strike Preferred Stock will be deemed to have been paid if such Regular Dividend is declared and consideration in kind and amount that is sufficient, in accordance with this Certificate of Designations, to pay such Regular Dividend is set aside for the benefit of the Holders entitled thereto.

(iii) Limitation on Dividends on Parity Stock. If:

(1) less than all accumulated and unpaid Regular Dividends on the outstanding Perpetual Strike Preferred Stock have been declared and paid as of any Regular Dividend Payment Date; or

(2) the Board of Directors declares a Regular Dividend on the Perpetual Strike Preferred Stock that is less than the total amount of unpaid Regular Dividends on the outstanding Perpetual Strike Preferred Stock that would accumulate to, but excluding, the Regular Dividend Payment Date following such declaration, then, until and unless all accumulated and unpaid Regular Dividends on the outstanding Perpetual Strike Preferred Stock have been paid, no dividends may be declared or paid on any class or series of Dividend Parity Stock unless Regular Dividends are simultaneously declared on the Perpetual Strike Preferred Stock on a pro rata basis, such that (A) the ratio of (x) the dollar amount of Regular Dividends so declared per share of Perpetual

Strike Preferred Stock to (y) the dollar amount of the total accumulated and unpaid Regular Dividends per share of Perpetual Strike Preferred Stock immediately before the payment of such Regular Dividend is no less than (B) the ratio of (x) the dollar amount of dividends so declared or paid per share of such class or series of Dividend Parity Stock to (y) the dollar amount of the total accumulated and unpaid dividends per share of such class or series of Dividend Parity Stock immediately before the payment of such dividend (which dollar amount in this clause (y) will, if dividends on such class or series of Dividend Parity Stock are not cumulative, be the full amount of dividends per share thereof in respect of the most recent dividend period thereof).

(iv) Limitation on Certain Payments. Subject to the next sentence, if any Perpetual Strike Preferred Stock is outstanding, then no dividends or distributions (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on any Junior Stock, and neither the Company nor any of its Subsidiaries will purchase, redeem or otherwise acquire for value (whether in cash, securities or other property, or any combination of the foregoing) any Junior Stock or Dividend Parity Stock, in each case unless all accumulated Regular Dividends, if any, on the Perpetual Strike Preferred Stock then outstanding for all prior completed Regular Dividend Periods, if any, have been paid in full. Notwithstanding anything to the contrary in the preceding sentence, the restrictions set forth in the preceding sentence will not apply to the following:

(1) dividends and distributions on Junior Stock that are payable solely in shares of Junior Stock, together with cash in lieu of any fractional share;

(2) the purchase of any Junior Stock or Dividend Parity Stock solely with the proceeds of a substantially simultaneous sale of other Junior Stock;

(3) purchases, redemptions or other acquisitions of Junior Stock in connection with the administration of any benefit or other incentive plan of the Company (including any employment contract) in the ordinary course of business, including (x) the forfeiture of unvested shares of restricted stock, or any withholdings (including withholdings effected by a repurchase or similar transaction), or other surrender, of shares that would otherwise be deliverable upon exercise, delivery or vesting of equity awards under any such plan or contract, in each case whether for payment of applicable taxes or the exercise price, or otherwise; (y) cash paid in connection therewith in lieu of issuing any fractional share; and (z) purchases of Junior Stock pursuant to a publicly announced repurchase plan to offset the dilution resulting from issuances pursuant to any such plan or contract; provided, however, that repurchases pursuant to this clause (z) will be permitted pursuant to this Section 5(e)(iv)(3) only to the extent the number of shares of Junior Stock so repurchased does not exceed the related Number of Incremental Diluted Shares;

(4) purchases, or other payments in lieu of the issuance, of any fractional share of Junior Stock in connection with the conversion, exercise or exchange of such Junior Stock or of any securities convertible into, or exercisable or exchangeable for, Junior Stock;

(5) purchases, or other payments in lieu of the issuance, of any fractional share of Dividend Parity Stock in connection with the conversion, exercise or exchange of such Dividend Parity Stock or of any securities convertible into, or exercisable or exchangeable for, Dividend Parity Stock;

(6) (x) dividends and distributions of Junior Stock, or rights to acquire Junior Stock, pursuant to a stockholder rights plan; and (y) the redemption or repurchase of such rights pursuant to such stockholder rights plan;

(7) purchases of Junior Stock or Dividend Parity Stock pursuant to a binding contract (including a stock repurchase plan) to make such purchases, if such contract was in effect on the immediately preceding Regular Dividend Payment Date and such purchases, if effected immediately before such Regular Dividend Payment Date, would not have been prohibited by the first sentence of this Section 5(e)(iv);

(8) the settlement of any convertible note hedge transactions, capped call transactions or similar transactions entered into in connection with the issuance, by the Company or any of its Subsidiaries, of any debt securities that are convertible into, or exchangeable for, Class A Common Stock (or into or for any combination of cash and Class A Common Stock based on the value of the Class A Common Stock), provided such transactions are on customary terms and were entered into either (x) before the Initial Issue Date or (y) in compliance with the first sentence of this Section 5(e)(iv);

(9) the acquisition, by the Company or any of its Subsidiaries, of record ownership of any Junior Stock or Dividend Parity Stock solely on behalf of Persons (other than the Company or any of its Subsidiaries) that are the beneficial owners thereof, including as trustee or custodian (or as a result of the Company’s acquisition of another Person that was, immediately before such acquisition, the record or beneficial owner of such Junior Stock or Dividend Parity Stock as applicable, provided such record or beneficial ownership was not obtained in anticipation of such acquisition);

(10) the exchange, conversion or reclassification of Dividend Parity Stock solely for or into Junior Stock or other Dividend Parity Stock, together with the payment, in connection therewith, of cash in lieu of any fractional share; and

(11) the exchange, conversion or reclassification of Junior Stock solely for or into other Junior Stock, together with the payment, in connection therewith, of cash in lieu of any fractional share.

For the avoidance of doubt, this Section 5(e)(iv) will not prohibit or restrict the payment or other acquisition for value of any debt securities that are convertible into, or exchangeable for, any Capital Stock.

Section 6. RIGHTS UPON LIQUIDATION, DISSOLUTION OR WINDING UP.

(a) Generally. If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, each share of Perpetual Strike Preferred Stock will entitle the Holder thereof to receive payment for the following amount out of the Company’s assets or funds legally available for distribution to the Company’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Stock:

(i) the Liquidation Preference per share of Perpetual Strike Preferred Stock; and

(ii) all unpaid Regular Dividends, if any, that will have accumulated on such share to, but excluding, the date of such payment.

Upon payment of such amount in full on the outstanding Perpetual Strike Preferred Stock, Holders of the Perpetual Strike Preferred Stock will have no rights to the Company’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Perpetual Strike Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Stock, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, such assets or funds will be distributed ratably on the outstanding shares of Perpetual Strike Preferred Stock and Liquidation Parity Stock in proportion to the full respective distributions to which such shares would otherwise be entitled.

(b) Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with the Company’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Company’s liquidation, dissolution or winding up, even if, in connection therewith, the Perpetual Strike Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

Section 7. RIGHT OF THE COMPANY TO REDEEM THE PERPETUAL STRIKE PREFERRED STOCK.

(a) Optional Redemption. Subject to the terms of this Section 7, the Company has the right, at its election, to redeem (an “Optional Redemption”) all, and not less than all, of the Perpetual Strike Preferred Stock, for a cash purchase price equal to the Redemption Price, if the total aggregate Liquidation Preference of all Perpetual Strike Preferred Stock then outstanding is less than twenty five percent (25%) of the aggregate Liquidation Preference of the Perpetual Strike Preferred Stock issued on the Initial Issue Date.

(b) Tax Redemption. Subject to the terms of this Section 7, the Company has the right, at its election, to redeem (a “Tax Redemption”) all, and not less than all, of the Perpetual Strike Preferred Stock, for a cash purchase price equal to the Redemption Price, if a Tax Event occurs.

(c) Redemption Price.

(i) Optional Redemption. The Redemption Price per share of Perpetual Preferred Stock called for Optional Redemption will be an amount equal to (1) the Liquidation Preference of such share, plus (2) accumulated and unpaid Regular Dividends on such share to, but excluding, the Redemption Date; provided, however, if the Redemption Date is after a Regular Record Date for a declared Regular Dividend on the Perpetual Strike Preferred Stock and on or before the next Regular Dividend Payment Date, then (A) the Holder of such share at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Optional Redemption, to receive, on or, at the Company’s election, before such Regular Dividend Payment Date, such declared Regular Dividend on such share; and (B) the amount referred to in clause (2) above will instead be the excess, if any, of (x) the accumulated and unpaid Regular Dividends on such share to, but excluding, such Redemption Date over (y) the amount of such declared Regular Dividend on such share.

(ii) Tax Redemption. The Redemption Price per share of Perpetual Preferred Stock called for Tax Redemption will be an amount equal to (1) the greater of (A) the Liquidation Preference of such share and (B) the average of the Last Reported Sale Prices per share of Perpetual Strike Preferred Stock for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the related Redemption Notice Date, plus (2) accumulated and unpaid Regular Dividends on such share to, but excluding, the Redemption Date; provided, however, if the Redemption Date is after a Regular Record Date for a declared Regular Dividend on the Perpetual Strike Preferred Stock and on or before the next Regular Dividend Payment Date, then (A) the Holder of such share at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Tax Redemption, to receive, on or, at the Company’s election, before such Regular Dividend Payment Date, such declared Regular Dividend on such share; and (B) the amount referred to in clause (2) above will instead be the excess, if any, of (x) the accumulated and unpaid Regular Dividends on such share to, but excluding, such Redemption Date over (y) the amount of such declared Regular Dividend on such share.

(d) Redemption Date. The Redemption Date will be a Business Day of the Company’s choosing that is no more than sixty (60), nor less than fifteen (15), calendar days after the Redemption Notice Date.

(e) Redemption Notice. To exercise the Company’s right to redeem the Perpetual Strike Preferred Stock pursuant to a Redemption, the Company must send notice of such Redemption to each Holder (the “Redemption Notice”).

Such Redemption Notice must state:

(i) that the Company has exercised its right to call all of the outstanding Perpetual Strike Preferred Stock for Redemption, briefly describing the Company’s Redemption right under this Certificate of Designations;

(ii) the Redemption Date;

(iii) a brief description of the manner in which the Redemption Price will be calculated;

(iv) if the Redemption Date is after a Regular Record Date for a declared Regular Dividend on the Perpetual Strike Preferred Stock and on or before the next Regular Dividend Payment Date, that such Regular Dividend will be paid in accordance with Section 5(d);

(v) the name and address of the Paying Agent, the Transfer Agent and the Conversion Agent; and

(vi) the CUSIP and ISIN numbers, if any, of the Perpetual Strike Preferred Stock.

(f) Repurchases or Other Acquisitions Other Than by Redemption Not Affected. For the avoidance of doubt, nothing in this Section 7 will limit or otherwise apply to any repurchase or other acquisition, by the Company or its Affiliates, or any other Person, of any Perpetual Strike Preferred Stock not by Redemption (including in open market transactions, private or public tender or exchange offers or otherwise).

Section 8. RIGHT OF HOLDERS TO REQUIRE THE COMPANY TO REPURCHASE PERPETUAL STRIKE PREFERRED STOCK UPON A FUNDAMENTAL CHANGE.

(a) Fundamental Change Repurchase Right. Subject to the other terms of this Section 8, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase some or all of such Holder’s Perpetual Strike Preferred Stock Preferred Stock on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price. Notwithstanding anything to the contrary in this Certificate of Designations, in no event will any Holder be entitled to exercise its Fundamental Change Repurchase Right in respect of a number of shares of Perpetual Strike Preferred Stock that is not a whole number.

(b) Funds Legally Available for Payment of Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions. Notwithstanding anything to the contrary in this Section 8, (i) the Company will not be obligated to pay the Fundamental Change Repurchase Price of any shares of Perpetual Strike Preferred Stock to the extent, and only to the extent, the Company does not have sufficient funds legally available to pay the same; and (ii) if the Company does not have sufficient funds legally available to pay the Fundamental Change Repurchase Price of all shares of Perpetual Strike Preferred Stock that are otherwise to be repurchased pursuant to a Repurchase Upon Fundamental Change, then (1) the Company will pay the maximum amount of such Fundamental Change Repurchase Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of shares of Perpetual Strike Preferred Stock of such Holder that were otherwise to be repurchased pursuant to such Repurchase Upon Fundamental Change; and (2) the Company will cause all such shares as to which the Fundamental Change Repurchase Price was not paid to be returned to the Holder(s) thereof, and such shares will be deemed to remain outstanding. The Company will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Fundamental Change unless the Company has sufficient funds legally available to fully pay the maximum aggregate Fundamental Change Repurchase Price that would be payable in respect of such Fundamental Change on all shares of Perpetual Strike Preferred Stock then outstanding.

(c) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 8(e).

(d) Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for a share of Perpetual Strike Preferred Stock to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to (i) the Liquidation Preference of such share plus (ii) accumulated and unpaid Regular Dividends on such share to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Dividend Record Date for a declared Regular Dividend on the Perpetual Strike Preferred Stock and on or before the next Regular Dividend Payment Date, then (x) pursuant to Section 5(d), the Holder of such share at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Regular Dividend Payment Date, such declared Regular Dividend on such share; and (y) the amount referred to in clause (ii) above will instead be the excess, if any, of (1) the accumulated and unpaid Regular Dividends on such share to, but excluding such Fundamental Change Repurchase Date over (2) the amount of such declared Regular Dividend on such share.

(e) Fundamental Change Notice. On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company will send to each Holder a notice of such Fundamental Change (a “Fundamental Change Notice”). Such Fundamental Change Notice must state:

(i) briefly, the events causing such Fundamental Change;

(ii) the effective date of such Fundamental Change;

(iii) the procedures that a Holder must follow to require the Company to repurchase its Perpetual Strike Preferred Stock pursuant to this Section 8, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(iv) the Fundamental Change Repurchase Date for such Fundamental Change;

(v) a brief description of the manner in which the Fundamental Change Repurchase Price will be calculated;

(vi) if the Fundamental Change Repurchase Date is after a Regular Record Date for a declared Regular Dividend on the Perpetual Strike Preferred Stock and on or before the next Regular Dividend Payment Date, that such Regular Dividend will be paid in accordance with Section 5(d);

(vii) the name and address of the Paying Agent, the Transfer Agent and the Conversion Agent;

(viii) the Conversion Rate in effect on the date of such Fundamental Change Notice;

(ix) that shares of Perpetual Strike Preferred Stock for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;

(x) that shares of Perpetual Strike Preferred Stock that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Certificate of Designations; and

(xi) the CUSIP and ISIN numbers, if any, of the Perpetual Strike Preferred Stock.

(f) Procedures to Exercise the Fundamental Change Repurchase Right.

(i) Delivery of Fundamental Change Repurchase Notice and Shares of Perpetual Strike Preferred Stock to Be Repurchased. To exercise its Fundamental Change Repurchase Right for any share(s) of Perpetual Strike Preferred Stock following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(1) before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such share(s); and

(2) such share(s), duly endorsed for transfer (to the extent such share(s) are represented by one or more Physical Certificates) or by book-entry transfer (to the extent such share(s) are represented by one or more Global Certificates.

(ii) Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to any share(s) of Perpetual Strike Preferred Stock must state:

(1) if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2) the number of shares of Perpetual Strike Preferred Stock to be repurchased, which must be a whole number; and

(3) that such Holder is exercising its Fundamental Change Repurchase Right with respect to such share(s);

provided, however, that if such share(s) are represented by one or more Global Certificates, then such Fundamental Change Repurchase Notice must comply with the Depositary Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 8(f)).

(iii) Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to any share(s) of Perpetual Strike Preferred Stock may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(1) if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2) the number of shares of Perpetual Strike Preferred Stock to be withdrawn, which must be a whole number; and

(3) the number of shares of Perpetual Strike Preferred Stock, if any, that remain subject to such Fundamental Change Repurchase Notice, which must be a whole number;

provided, however, that if such share(s) are represented by one or more Global Certificates, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 8(f)).

If any Holder delivers to the Paying Agent any such withdrawal notice withdrawing any share(s) of Perpetual Strike Preferred Stock from any Fundamental Change Repurchase Notice previously delivered to the Paying Agent, and such share(s) have been surrendered to the Paying Agent, then such share(s) will be returned to the Holder thereof (or, if applicable with respect to any Global Certificate, any instructions for book-entry transfer to the Company or the Paying Agent of the applicable beneficial interest in such Global Certificate will be cancelled in accordance with the Depositary Procedures).

(g) Payment of the Fundamental Change Repurchase Price. Subject to Section 8(b), the Company will cause the Fundamental Change Repurchase Price for each share of Perpetual Strike Preferred Stock to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date (x) the Physical Certificate representing such share is delivered to the Paying Agent (in the case such share is represented by a Physical Certificate) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in the Global Certificate representing such share to be repurchased are complied with (in the case such share is represented by a Global Certificate). For the avoidance of doubt, Regular Dividends payable pursuant to the proviso to Section 8(d) on any share of Perpetual Strike Preferred Stock to be repurchased pursuant to a Repurchase Upon Fundamental Change will be paid pursuant to such proviso and Section 5(d).

(h) Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply, in all material respects, with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Certificate of Designations; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 8 conflict with any law or regulation that is applicable to the Company, the Company’s compliance with such law or regulation will not be considered to be a breach of such obligations.

(i) Third Party May Conduct Repurchase Offer In Lieu of the Company. Notwithstanding anything to the contrary in this Section 8, the Company will be deemed to satisfy its obligations under this Section 8 if (i) one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Perpetual Strike Preferred Stock otherwise required by this Section 8 in a manner that would have satisfied the requirements of this Section 8 if conducted directly by the Company; and (ii) an owner of a beneficial interest in any Global Certificate representing any Perpetual Strike Preferred Stock repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or other similar taxes) than such owner would have received had the Company repurchased such Perpetual Strike Preferred Stock.

(j) No Requirement to Conduct an Offer to Repurchase Perpetual Strike Preferred Stock if the Fundamental Change Results in the Perpetual Strike Preferred Stock Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price. Notwithstanding anything to the contrary in this Section 8, the Company will not be required to send a Fundamental Change Notice pursuant to Section 8(e), or offer to repurchase or repurchase any Perpetual Strike Preferred Stock pursuant to this Section 8, in connection with a Class A Common Stock Change Event that constitutes a Fundamental Change pursuant to clause (b)(ii) of the definition thereof (regardless of whether such Class A Common Stock Change Event also constitutes a Fundamental Change pursuant to any other clause of such definition), if (i) the Reference Property of such Class A Common Stock Change Event consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Perpetual Strike Preferred Stock becomes convertible (pursuant to Section 10(h)(i)) into consideration that consists solely of U.S. dollars in an amount per share of Perpetual Strike Preferred Stock that equals or exceeds the Fundamental Change Repurchase Price per share of Perpetual Strike Preferred Stock (calculated (x) assuming that the same includes accumulated and unpaid Regular Dividends to, but excluding, the latest possible Fundamental Change Repurchase Date for such Fundamental Change; and (y) without regard to the proviso to Section 8(d)); and (iii) the Company timely sends the notice relating to such Class A Common Stock Change Event required pursuant to Section 10(h)(iv) and includes, in such notice, a statement that the Company is relying on this Section 8(j).

Section 9. VOTING RIGHTS. The Perpetual Strike Preferred Stock will have no voting rights except as set forth in this Section 9 or as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law.

(a) Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events.

(i) Generally. If a Regular Dividend Non-Payment Event occurs, then, subject to the other provisions of this Section 9(a), the authorized number of the Company’s directors will automatically increase by one (1) (or the Company will vacate the offices of one (1) of its directors) and the Holders, voting together as a single class with the holders of each other class or series of Voting Parity Stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, will have the right to elect one (1) director (such director, the “Preferred Stock Director”) to fill such one (1) new directorship at the Company’s next annual meeting of stockholders (or, if earlier, at a special meeting of the Company’s stockholders called for such purpose) and at each following annual meeting of the Company’s stockholders until such Regular Dividend Non-Payment Event has been cured, at which time such right will terminate with respect to the Perpetual Strike Preferred Stock until and unless a subsequent Regular Dividend Non-Payment Event occurs; provided, however, that (1) as a condition (such condition, the “Director Qualification Requirement”) to the election of any such Preferred Stock Director, such election must not cause the Company to violate any rule of any securities exchange or other trading facility on which any of the Company’s securities are then listed or qualified for trading requiring that a majority of the Company’s directors be independent; and (2) notwithstanding anything to the contrary, the Board of Directors will at no time include more than two (2) Preferred Stock Directors, regardless of how many classes of Voting Parity Stock (which term, solely for purposes of this sentence, includes the Perpetual Strike Preferred Stock) have rights that are then exercisable to elect any number of Preferred Stock Directors. Upon the termination of such right with respect to the Perpetual Strike Preferred Stock and all other outstanding Voting Parity Stock, if any, the term of office of any person then serving as a Preferred Stock Director will immediately and automatically terminate (and, if the authorized number of the Company’s directors was increased by one (1) or two (2), as applicable, in connection with such Regular Dividend Non-Payment Event(s), then the authorized number of the Company’s directors will automatically decrease by one (1) or two (2), as applicable). A Preferred Stock Director will hold office until the Company’s next annual meeting of stockholders or, if earlier, upon his or her death, resignation or removal or the termination of the term of such office as provided above in this Section 9(a)(i); provided, however, that if (1) a class or series of Voting Parity Stock with similar voting rights regarding the election of directors upon a failure to pay dividends is outstanding; (2) such voting rights become exercisable at a time when a Preferred Stock Director holds office with respect to the Perpetual Strike Preferred Stock; and (3) a special meeting of the Company’s stockholders is called for the purpose of electing a director pursuant to such voting rights, then (x) Holders of the Perpetual Strike Preferred Stock will be entitled to vote, as a single class with the holders of such class or series of Voting Parity Stock, at such special meeting in respect of such election of such new director(s); and (y) the office of any such Preferred Stock Director of the Perpetual Strike Preferred Stock will terminate upon the election, at such special meeting, of the new director(s). For the avoidance of doubt, the compensation, if any, payable to any Preferred Stock Director will be at the Company’s sole and absolute discretion.

(ii) Removal and Vacancies of a Preferred Stock Director.

(1) Removal. At any time, a Preferred Stock Director may be removed either (A) with cause in accordance with applicable law; or (B) with or without cause by the affirmative vote of the Holders, voting together as a single class with the holders of each class or series of Voting Parity Stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, representing a majority of the combined voting power of the Perpetual Strike Preferred Stock and such Voting Parity Stock.

(2) Filling Vacancies. During the continuance of a Regular Dividend Non-Payment Event, a vacancy in the office of a Preferred Stock Director (other than a vacancy before the initial election of the Preferred Stock Director in connection with such Regular Dividend Non-Payment Event) may be filled, subject to the Director Qualification Requirement, by the affirmative vote of the Holders, voting together as a single class with the holders of each class or series of Voting Parity Stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, representing a majority of the combined voting power of the Perpetual Strike Preferred Stock and such Voting Parity Stock.

(iii) The Right to Call a Special Meeting to Elect a Preferred Stock Director. During the continuance of a Regular Dividend Non-Payment Event, the Holders, and holders of each class or series of Voting Parity Stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, representing at least twenty five percent (25%) of the combined voting power of the Perpetual Strike Preferred Stock and such Voting Parity Stock will have the right to call a special meeting of stockholders for the election of a Preferred Stock Director (including an election to fill any vacancy in the office of a Preferred Stock Director). Such right may be exercised by written notice, executed by such Holders and holders, as applicable, delivered to the Company at its principal executive offices (except that, in the case of any Global Certificate representing the Perpetual Strike Preferred Stock or a global certificate representing such Voting Parity Stock, such notice must instead comply with the applicable Depositary Procedures). Notwithstanding anything to the contrary in this Section 9(a)(iii), if the Company’s next annual or special meeting of stockholders is scheduled to occur within ninety (90) days after such right is exercised, and the Company is otherwise permitted to conduct such election at such next annual or special meeting, then such election will instead be included in the agenda for, and conducted at, such next annual or special meeting.

(b) Voting and Consent Rights with Respect to Specified Matters.

(i) Generally. Subject to the other provisions of this Section 9(b), while any Perpetual Strike Preferred Stock is outstanding, each of the following events will require, and cannot be effected without, the affirmative vote or consent of Holders, and holders of each class or series of Voting Parity Stock, if any, with similar voting or consent rights with respect to such event, representing at least a majority of the combined outstanding voting power of the Perpetual Strike Preferred Stock and such Voting Parity Stock, if any:

(1) any amendment, modification or repeal of any provision of the Certificate of Incorporation or this Certificate of Designations that materially adversely affects the special rights, preferences or voting powers of the Perpetual Strike Preferred Stock (other than an amendment, modification or repeal permitted by Section 9(b)(iii)); or

(2) the Company’s consolidation or combination with, or merger with or into, another Person, or any binding or statutory share exchange or reclassification involving the Perpetual Strike Preferred Stock, in each case unless:

(A) the Perpetual Strike Preferred Stock either (x) remains outstanding after such consolidation, combination, merger, share exchange or reclassification; or (y) is converted or reclassified into, or is exchanged for, or represents solely the right to receive, preference securities of the continuing, resulting or surviving Person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof;

(B) the Perpetual Strike Preferred Stock that remains outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable (as determined by the Board of Directors in good faith) to the Holders or the holders thereof, as applicable, than the rights, preferences and voting powers, taken as a whole, of the Perpetual Strike Preferred Stock immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and

(C) the issuer of the Perpetual Strike Preferred Stock that remains outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that, if not the Company, will succeed to the Company under this Certificate of Designations and the Perpetual Strike Preferred Stock;

provided, however, that (x) a consolidation, combination, merger, share exchange or reclassification that satisfies the requirements of clauses (A), (B) and (C) of Section 9(b)(i)(2) will not require any vote or consent pursuant to Section 9(b)(i)(1); and (y) each of the following will be deemed not to materially adversely affect the rights, preferences or voting powers of the Perpetual Strike Preferred Stock (or cause any of the rights, preferences or voting powers of any such preference securities to be “materially less favorable” for purposes of Section 9(b)(i)(2)(B)) and will not require any vote or consent pursuant to either Section 9(b)(i)(1) or 9(b)(i)(2):

(I) any increase in the number of the authorized but unissued shares of the Company’s undesignated preferred stock;

(II) any increase in the number of authorized or issued shares of Perpetual Strike Preferred Stock;

(III) the creation and issuance, or increase in the authorized or issued number, of any class or series of stock (including, for the avoidance of doubt, Dividend Senior Stock or Liquidation Senior Stock); and

(IV) the application of Section 10(h), including the execution and delivery of any supplemental instruments pursuant to Section 10(h)(iii) solely to give effect to such provision.

(ii) Where Some But Not All Classes or Series of Stock Are Adversely Affected. If any event set forth in Section 9(b)(i)(1) or 9(b)(i)(2) would materially adversely affect the rights, preferences or voting powers of one or more, but not all, classes or series of Voting Parity Stock (which term, solely for purposes of this sentence, includes the Perpetual Strike Preferred Stock), then those classes or series whose rights, preferences or voting powers would not be materially adversely affected will be deemed not to have voting or consent rights with respect to such event. Furthermore, an amendment, modification or repeal described in Section 9(b)(i)(1) above that materially adversely affects the special rights, preferences or voting powers of the Perpetual Strike Preferred Stock cannot be effected without the affirmative vote or consent of Holders, voting separately as a class, of at least a majority of the Perpetual Strike Preferred Stock then outstanding.

(iii) Certain Amendments Permitted Without Consent. Notwithstanding anything to the contrary in Section 9(b)(i)(1), the Company may amend, modify or repeal any of the terms of the Perpetual Strike Preferred Stock without the vote or consent of any Holder to:

(1) cure any ambiguity or correct any omission, defect or inconsistency in this Certificate of Designations or the certificates representing the Perpetual Strike Preferred Stock, including the filing of a certificate of correction, or a corrected instrument, pursuant to Section 103(f) of the Delaware General Corporation Law in connection therewith;

(2) conform the provisions of this Certificate of Designations or the certificates representing the Perpetual Strike Preferred Stock to the “Description of Perpetual Strike Preferred Stock” section of the Company’s preliminary prospectus supplement, dated January 27, 2025, relating to the initial offering and sale of the Perpetual Strike Preferred Stock, as supplemented by the related pricing term sheet dated January 30, 2025;

(3) provide for or confirm the issuance of additional Perpetual Strike Preferred Stock pursuant to this Certificate of Designations;

(4) provide for any transfer restrictions that apply to any shares of Perpetual Strike Preferred Stock (other than the shares of Perpetual Strike Preferred Stock issued on the Initial Issue Date and any shares of Perpetual Strike Preferred Stock issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act; or

(5) make any other change to the Certificate of Incorporation, this Certificate of Designations or the certificates representing the Perpetual Strike Preferred Stock that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any Holder (other than any Holders that have consented to such change), as such, in any material respect (as determined by the Board of Directors in good faith).

(c) Procedures for Voting and Consents.

(i) Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 9. Such rules and procedures may include fixing a record date to determine the Holders (and, if applicable, holders of Voting Parity Stock) that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination and designation, by Holders (and, if applicable, holders of Voting Parity Stock), of a Preferred Stock Director for election. Without limiting the foregoing, the Persons calling any special meeting of stockholders pursuant to Section 9(a)(iii) will, at their election, be entitled to specify one or more Preferred Stock Director nominees in the notice referred to in such section, if such special meeting is scheduled to include the election of any Preferred Stock Director (including an election to fill any vacancy in the office of any Preferred Stock Director).

(ii) Voting Power of the Perpetual Strike Preferred Stock and Voting Parity Stock. Each share of Perpetual Strike Preferred Stock will be entitled to one vote on each matter on which the Holders of the Perpetual Strike Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock. The respective voting powers of the Perpetual Strike Preferred Stock and all classes or series of Voting Parity Stock entitled to vote on any matter together as a single class will be determined (including for purposes of determining whether a plurality, majority or other applicable portion of votes has been obtained) in proportion to their respective liquidation amounts. Solely for purposes of the preceding sentence, the liquidation amount of the Perpetual Strike Preferred Stock or any such class or series of Voting Parity Stock will be the maximum amount payable in respect of the Perpetual Strike Preferred Stock or such class or series, as applicable, assuming the Company is liquidated on the record date for the applicable vote or consent (or, if there is no record date, on the date of such vote or consent).

(iii) Voting Standard for the Election of Preferred Stock Directors. At any meeting in which the Perpetual Strike Preferred Stock (and, if applicable, any class or series of Voting Parity Stock) is entitled to elect any Preferred Stock Director (including to fill any vacancy in the office of any Preferred Stock Director), the presence, in person or by proxy, of Holders of Perpetual Strike Preferred Stock (and, if applicable, holders of each such class or series) representing a majority of the outstanding voting power of the Perpetual Strike Preferred Stock (and, if applicable, each such class or series) will constitute a quorum. The affirmative vote of a majority of the outstanding voting power of the Perpetual Strike Preferred Stock (and, if applicable, each such class or series) cast at such a meeting at which a quorum is present will be sufficient to elect a Preferred Stock Director.

(iv) Written Consent in Lieu of Stockholder Meeting. A consent or affirmative vote of the Holders pursuant to Section 9(b) may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.

Section 10. CONVERSION.

(a) Generally. Subject to the provisions of this Section 10, each Holder may, at its option, Convert some or all of such Holder’s Perpetual Strike Preferred Stock into Conversion Consideration on any Business Day.

(b) When the Perpetual Strike Preferred Stock May Be Converted.

(i) Generally. Subject to Section 10(b)(ii), the Perpetual Strike Preferred Stock may be surrendered for Conversion only after the Open of Business and before the Close of Business on any day that is a Business Day.

(ii) Limitations and Closed Periods. Notwithstanding anything to the contrary in this Certificate of Designations:

(1) if a Fundamental Change Repurchase Notice is validly delivered by a Holder pursuant to Section 8(f) with respect to any share of Perpetual Strike Preferred Stock, then such share may not be Converted, except to the extent (x) such notice is withdrawn in accordance with Section 8(f); or (y) the Company fails to pay the related Fundamental Change Repurchase Price for such share in accordance with this Certificate of Designations;

(2) if the Company calls the Perpetual Strike Preferred Stock for Redemption, then the Perpetual Strike Preferred Stock may not be Converted after the Close of Business on the second (2nd) Business Day immediately before the related Redemption Date (unless the Company fails to pay the Redemption Price due on such Redemption Date in full, in which case the Perpetual Strike Preferred Stock may be Converted at any time until such time as the Company pays such Redemption Price in full); and

(3) the minimum number of shares of a beneficial owner’s Perpetual Strike Preferred Stock that may be surrendered for Conversion with the same Conversion Date is the lesser of (x) all of such beneficial owner’s Perpetual Strike Preferred Stock; and (y) a number of shares equal to the Minimum Perpetual Strike Preferred Stock Conversion Denomination.

(c) Treatment of Dividends Upon Conversion.

(i) Adjustments for Accumulated Dividends. The Conversion Rate will not be adjusted to account for any accumulated and unpaid dividends on any Perpetual Strike Preferred Stock being Converted.

(ii) Conversions Between a Regular Record Date and a Regular Dividend Payment Date. Notwithstanding anything to the contrary in this Certificate of Designations, if the Conversion Date of any share of Perpetual Strike Preferred Stock to be Converted is after a Regular Record Date for a declared Regular Dividend on the Perpetual Strike Preferred Stock and on or before the next Regular Dividend Payment Date, then (1) such Regular Dividend will be paid pursuant to Section 5(d) notwithstanding such Conversion; and (2) the Holder surrendering such share for Conversion must deliver, at the time it surrenders such share for Conversion, an amount of cash equal to the amount of such declared Regular Dividend on such share; provided, however, that the Holder surrendering such share for Conversion need not deliver cash (x) if the Company has specified a Redemption Date that is after such Regular Record Date and on or before the second (2nd) Business Day immediately after such Regular Dividend Payment Date; (y) if the Company specifies a Fundamental Change Repurchase Date that is after such Regular Record Date and on or before the Business Day immediately after such Regular Dividend Payment Date; or (z) to the extent of any accumulated dividend in respect of any Regular Dividend Period before the Regular Dividend Period in which such Regular Record Date occurs.

(d) Conversion Procedures.

(i) Requirements for Holders to Exercise Conversion Right.

(1) Global Certificates. To Convert a beneficial interest in a Global Certificate, the owner of such beneficial interest must (x) comply with the Depositary Procedures for Converting such beneficial interest (at which time such Early Conversion will become irrevocable); (y) if applicable, pay any declared Regular Dividend payable on the next Regular Dividend Payment Date pursuant to Section 10(c)(ii); and (z) if applicable, pay any documentary or other taxes pursuant to Section 11(c).

(2) Physical Certificates. To Convert any share of Perpetual Strike Preferred Stock represented by a Physical Certificate, the Holder of such share must (v) complete, manually sign and deliver to the Conversion Agent the Conversion Notice attached to such Physical Certificate or a facsimile of such Conversion Notice; (w) deliver such Physical Certificate to the Conversion Agent (at which time such Conversion will become irrevocable); (x) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; (y) if applicable, pay any declared Regular Dividend payable on the next Regular Dividend Payment Date pursuant to Section 10(c)(ii); and (z) if applicable, pay any documentary or other taxes as pursuant to Section 11(c).

(ii) When Converting Holders Become Stockholders of Record of the Shares of Class A Common Stock Issuable Upon Conversion. The Person in whose name any share of Class A Common Stock is issuable upon Conversion of any Perpetual Strike Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such Conversion.

(iii) Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Certificate of Designations, in no event will any Holder be entitled to Convert a number of shares of Perpetual Strike Preferred Stock that is not a whole number.

(e) Settlement Upon Conversion.

(i) Consideration Due Upon Conversion. Subject to Section 13(b), upon Conversion of any Perpetual Strike Preferred Stock, the Company will deliver, for each share of Perpetual Strike Preferred Stock being Converted a number of shares of Class A Common Stock equal to the Conversion Rate in effect immediately before the Close of Business on such Conversion Date; provided, however, in lieu of delivering any fractional share of Class A Common Stock otherwise due upon Conversion of any Perpetual Strike Preferred Stock, the Company will, to the extent it is legally able to do so, pay cash based on the Last Reported Sale Price per share of Class A Common Stock on the Conversion Date for such Conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day). In the event that the Company cannot pay cash in lieu of a fractional share, the Company will, to the extent authorized, unissued and unreserved shares of Class A Common Stock are available, instead round up to the nearest whole share of Class A Common Stock for the applicable Converting Holder and the Company will not have any obligation to pay such amount in cash.

(ii) Delivery of Conversion Consideration. The Company will (subject to the Depositary Procedures, in the case of Perpetual Strike Preferred Stock that is represented by any Global Certificate) pay or deliver, as applicable, the Conversion Consideration due upon Conversion of any Perpetual Strike Preferred Stock on or before the second (2nd) Business Day immediately after the Conversion Date for such Conversion.

(iii) Delivery of Treasury Shares. Each share of Class A Common Stock delivered upon Conversion of the Perpetual Strike Preferred Stock will be a newly issued or treasury share. To the extent the Company delivers shares of Class A Common Stock held in its treasury in settlement of any obligation under this Certificate of Designations to deliver shares of Class A Common Stock, each reference in this Certificate of Designations to the issuance of shares of Class A Common Stock in connection therewith will be deemed to include such delivery.

(f) Conversion Rate Adjustments.

(i) Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(1) Stock Dividends, Splits and Combinations. If the Company issues solely shares of Class A Common Stock as a dividend or distribution on all or substantially all shares of the Class A Common Stock, or if the Company effects a stock split or a stock combination of the Class A Common Stock (in each case excluding an issuance solely pursuant to a Class A Common Stock Change Event, as to which Section 10(h) will apply), then the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS1
OS0

where:

CR0 =

the Conversion Rate in effect immediately before the Close of Business on the Record Date for such dividend or distribution, or immediately before the Close of Business on the effective date of such stock split or stock combination, as applicable;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on such Record Date or effective date, as applicable;

OS0 =

the number of shares of Class A Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1 =	the number of shares of Class A Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 10(f)(i)(1) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2) Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Class A Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Section 10(f)(i)(3)(A) and Section 10(f)(iv) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the Record Date of such distribution, to subscribe for or purchase shares of Class A Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Class A Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	x	OS+X
OS+Y

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on such Record Date;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on such Record Date;

OS	=	the number of shares of Class A Common Stock outstanding immediately before the Close of Business on such Record Date;

X	=	the total number of shares of Class A Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	a number of shares of Class A Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Class A Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Class A Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Class A Common Stock actually delivered upon exercise of such rights, options or warrants.

For purposes of this Section 10(f)(i)(2), in determining whether any rights, options or warrants entitle holders of Class A Common Stock to subscribe for or purchase shares of Class A Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Class A Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Company in good faith and in a commercially reasonable manner.

(3) Spin-Offs and Other Distributed Property.

(A) Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of the Company’s indebtedness or other assets or property of the Company, or rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of the Class A Common Stock, excluding:

(I) dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 10(f)(iii)) pursuant to Section 10(f)(i)(1) or 10(f)(i)(2);

(II) dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 10(f)(iii)) pursuant to Section 10(f)(i)(4);

(III) rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 10(f)(iv);

(IV) Spin-Offs for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 10(f)(iii)) pursuant to Section 10(f)(i)(3)(B);

(V) a distribution solely pursuant to a tender offer or exchange offer for shares of Class A Common Stock, as to which Section 10(f)(i)(5) will apply; and

(VI) a distribution solely pursuant to a Class A Common Stock Change Event, as to which Section 10(h) will apply,

then the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	x	SP
SP – FMV

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on such Record Date;

SP	=	the average of the Last Reported Sale Prices per share of Class A Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Company in good faith and in a commercially reasonable manner), as of such Record Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Class A Common Stock pursuant to such distribution;

provided, however, that, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each share of Perpetual Strike Preferred Stock held by such Holder on such Record Date, at the same time and on the same terms as holders of Class A Common Stock, and without having to convert its Perpetual Strike Preferred Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received in such distribution if such Holder had owned, on such Record Date, a number of shares of Class A Common Stock equal to the Conversion Rate in effect on such Record Date.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(B) Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate or Subsidiary or other business unit of the Company to all or substantially all holders of the Class A Common Stock (other than solely pursuant to (x) a Class A Common Stock Change Event, as to which Section 10(h) will apply; or (y) a tender offer or exchange offer for shares of Class A Common Stock, as to which Section 10(f)(i)(5) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	x	FMV + SP
SP

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV	=	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Class A Common Stock in the definitions of “Last Reported Sale Price,” “Trading Day” and “Market Disruption Event” were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Class A Common Stock in such Spin-Off; and

SP	=	the average of the Last Reported Sale Prices per share of Class A Common Stock for each Trading Day in the Spin-Off Valuation Period.

Notwithstanding anything to the contrary in this Section 10(f)(i)(3)(B), if the Conversion Date for any share of Perpetual Strike Preferred Stock to be Converted occurs during the Spin-Off Valuation Period, then, solely for purposes of determining the consideration due in respect of such Conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date.

To the extent any dividend or distribution of the type described in Section 10(f)(i)(3)(B) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Class A Common Stock, then the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	x	SP
SP – D

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on such Record Date;

SP	=	the Last Reported Sale Price per share of Class A Common Stock on the Trading Day immediately before the Ex-Dividend Date for such dividend or distribution; and

D	=	the cash amount distributed per share of Class A Common Stock in such dividend or distribution;

provided, however, that, if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each share of Perpetual Strike Preferred Stock held by such Holder on such Record Date, at the same time and on the same terms as holders of Class A Common Stock, and without having to Convert its Perpetual Strike Preferred Stock, the amount of cash that such Holder would have received in such dividend or distribution if such Holder had owned, on such Record Date, a number of shares of Class A Common Stock equal to the Conversion Rate in effect on such Record Date. To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Class A Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Company in good faith and in a commercially reasonable manner) of the cash and other consideration paid per share of Class A Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Class A Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	x	AC + (SP x OS1)
SP x OS0

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC	=	the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Company in good faith and in a commercially reasonable manner) of all cash and other consideration paid for shares of Class A Common Stock purchased or exchanged in such tender or exchange offer;

OS0	=	the number of shares of Class A Common Stock outstanding immediately before the Expiration Time (including all shares of Class A Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Class A Common Stock outstanding immediately after the Expiration Time (excluding all shares of Class A Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the Last Reported Sale Prices per share of Class A Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 10(f)(i)(5), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 10(f)(i)(5), if the Conversion Date for any share of Perpetual Strike Preferred Stock to be Converted occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the consideration due in respect of such Conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Class A Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Class A Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(ii) No Adjustments in Certain Cases.

(1) Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 10(f)(i), the Company is not required to adjust the Conversion Rate for a transaction or other event otherwise requiring an adjustment pursuant to Section 10(f)(i) (other than a stock split or combination of the type set forth in Section 10(f)(i)(1) or a tender or exchange offer of the type set forth in Section 10(f)(i)(5)) if each Holder participates, at the same time and on the same terms as holders of Class A Common Stock, and solely by virtue of being a Holder of the Perpetual Strike Preferred Stock, in such transaction or event without having to Convert such Holder’s Perpetual Strike Preferred Stock and as if such Holder held a number of shares of Class A Common Stock equal to the product of (A) the Conversion Rate in effect on the related Record Date; and (B) the total number of shares of Perpetual Strike Preferred Stock held by such Holder on such Record Date.

(2) Certain Events. The Company will not be required to adjust the Conversion Rates except pursuant to Section 10(f)(i). Without limiting the foregoing, the Company will not be required to adjust the Conversion Rate on account of:

(A) except as otherwise provided in Section 10(f)(i), the sale of shares of Class A Common Stock for a purchase price that is less than the market price per share of Class A Common Stock or less than the Conversion Price of the Perpetual Strike Preferred Stock;

(B) the issuance of any shares of Class A Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Class A Common Stock under any such plan;

(C) the issuance of any shares of Class A Common Stock or options or rights to purchase shares of Class A Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(D) the issuance of any shares of Class A Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Initial Issue Date; or

(E) solely a change in the par value of the Class A Common Stock.

(iii) Adjustment Deferral. If an adjustment to the Conversion Rate otherwise required by this Certificate of Designations would result in a change of less than one percent (1%) to the Conversion Rate, then the Company may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (1) when all such deferred adjustments would, had they not been so deferred and carried forward, result in a change of at least one percent (1%) to the Conversion Rate; (2) the Conversion Date of any share of Perpetual Strike Preferred Stock; (3) the Redemption Notice Date for any Redemption; and (4) the date on which a Fundamental Change occurs.

(iv) Stockholder Rights Plans. If any shares of Class A Common Stock are to be issued upon Conversion of any Perpetual Strike Preferred Stock and, at the time of such Conversion, the Company has in effect any stockholder rights plan, then the Holder of such Perpetual Strike Preferred Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such Conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Class A Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 10(f)(i)(3)(A) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section 10(f)(i)(3)(A) to all holders of Class A Common Stock, subject to potential readjustment in accordance with the last paragraph of Section 10(f)(i)(3)(A).

(v) Determination of the Number of Outstanding Shares of Class A Common Stock. For purposes of Section 10(f)(i), the number of shares of Class A Common Stock outstanding at any time will (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Class A Common Stock; and (2) exclude shares of Class A Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Class A Common Stock held in its treasury).

(vi) Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Class A Common Stock (with 5/100,000ths rounded upward).

(vii) Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 10(f)(i), the Company will, as soon as reasonably practicable and no later than ten (10) Business Days after the date of such effectiveness, send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Rate in effect immediately after such adjustment; and (3) the effective time of such adjustment.

(g) Voluntary Conversion Rate Increases. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to), by notice to the Holders, increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is in the Company’s best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of Class A Common Stock or rights to purchase Class A Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Class A Common Stock or any similar event; (ii) such increase is in effect for a period of at least twenty (20) Business Days; and (iii) such increase is irrevocable during such period.

(h) Effect of Class A Common Stock Change Event.

(i) Generally. If there occurs any:

(1) recapitalization, reclassification or change of the Class A Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Class A Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

(2) consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4) other similar event,

and, as a result of which, the Class A Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Class A Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Class A Common Stock would be entitled to receive on account of such Class A Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designations,

(A) from and after the effective time of such Class A Common Stock Change Event, (I) the consideration due upon Conversion of any Perpetual Strike Preferred Stock or Regular Dividends paid in shares of Class A Common Stock will be determined in the same manner as if each reference to any number of shares of Class A Common Stock in this Section 10 or Section 5, as applicable, or in any related definitions, were instead a reference to the same number of Reference Property Units; and (II) for purposes of the definitions of “Fundamental Change,” “Ex-Dividend Date” and “Record Date,” (x) references to “Class A Common Stock” will be deemed to mean the common equity, if any, forming part of such Reference Property; and (y) references to the Company’s “common equity” will be deemed to mean the common equity, if any, of the issuer of the common equity, if any, forming part of such Reference Property; and

(B) for these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Class A Common Stock, by the holders of Class A Common Stock. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.

(ii) Compliance Covenant. The Company will not become a party to any Class A Common Stock Change Event unless its terms are consistent with this Section 10(h).

(iii) Execution of Supplemental Instruments. On or before the date the Class A Common Stock Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Class A Common

Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable to (1) provide for subsequent adjustments to the Conversion Rate pursuant to Section 10(f)(i) (and other related terms of the Perpetual Strike Preferred Stock) in a manner consistent with this Section 10(h); and (2) give effect to such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 10(h)(i). If the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of Holders.

(iv) Notice of Class A Common Stock Change Event. The Company will provide notice of each Class A Common Stock Change Event to Holders no later than the second (2nd) Business Day after the effective date of the Class A Common Stock Change Event.

SECTION 11. CERTAIN PROVISIONS RELATING TO THE ISSUANCE OF CLASS A COMMON STOCK.

(a) Exchange in Lieu of Conversion. Notwithstanding anything to the contrary in this Certificate of Designations, if any Perpetual Strike Preferred Stock is submitted for Conversion, then the Company may elect to arrange to have such Perpetual Strike Preferred Stock exchanged in lieu of Conversion by a financial institution the Company designates. To make such election, the Company must send notice of such election to the Holder of such Perpetual Strike Preferred Stock before the Close of Business on the Business Day immediately following the Conversion Date for such Perpetual Strike Preferred Stock, and the Company must arrange for the financial institution to deliver the Conversion Consideration due upon such Conversion in the same manner and at the same time as the Company would have been required to do so. The Company will remain responsible to deliver such Conversion Consideration if the financial institution fails to timely deliver the same.

(b) Equitable Adjustments to Prices. Whenever this Certificate of Designations requires the Company to calculate the average of the Last Reported Sale Prices or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Rate), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Rate pursuant to Section 10(f)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Record Date, Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period.

(c) Taxes Upon Issuance of Class A Common Stock. The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Class A Common Stock upon Conversion of, or as payment for all of any portion of any declared Regular Dividends on, the Perpetual Strike Preferred Stock of any Holder; provided, however, that if any tax or duty is due because such Holder requests those shares to be registered in a name other than such Holder’s name, then such Holder must pay such tax or duty. For the avoidance of doubt, the Company or any other withholding agent may collect any required withholding tax at the time of Conversion or payment or require alternative arrangements (e.g., a deposit for taxes prior to delivery of Conversion Consideration) to ensure that the Company or such withholding agent is not out of pocket for any potential withholding tax liability (e.g., for any Conversion Consideration attributable to previously unpaid and accumulated dividends).

SECTION 12. NO PREEMPTIVE RIGHTS. Without limiting the rights of Holders set forth in this Certificate of Designations (including in connection with the issuance of Class A Common Stock or Reference Property upon Conversion of the Perpetual Strike Preferred Stock), the Perpetual Strike Preferred Stock will not have any preemptive rights to subscribe for or purchase any of the Company’s securities.

SECTION 13. CALCULATIONS.

(a) Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designations, the Company will be responsible for making all calculations called for under this Certificate of Designations or the Perpetual Strike Preferred Stock, including determinations of the Conversion Rate, the Daily VWAP, the Regular Dividend Stock Price, the Floor Price, the Last Reported Sale Prices, Fundamental Change Repurchase Price, the Redemption Price and accumulated Regular Dividends on the Perpetual Strike Preferred Stock. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder or any beneficial owner of a share of Perpetual Strike Preferred Stock upon written request.

(b) Calculations Aggregated for Each Holder. The composition of the consideration due upon Conversion of, the payment of the Fundamental Change Repurchase Price or the Redemption Price for, and the payment on a Regular Dividend Payment Date of Regular Dividends on, the Perpetual Strike Preferred Stock of any Holder will (in the case of a Global Certificate, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total number of shares of Perpetual Strike Preferred Stock of such Holder being Converted with the same Conversion Date (in the case of consideration due upon Conversion), to be repurchased (in the case of payment of the Fundamental Change Repurchase Price) or redeemed (in the case of payment of the Redemption Price), or held by such Holder as of the Close of Business on the related Regular Record Date (in the case of payment of such Regular Dividends), as applicable. Any cash amounts due to such Holder in respect thereof will, after giving effect to the preceding sentence, be rounded to the nearest cent.

SECTION 14. NO SINKING FUND OBLIGATIONS. The Perpetual Strike Preferred Stock will not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Perpetual Strike Preferred Stock, except to the extent provided in Section 7 or Section 10.

SECTION 15. NOTICES. The Company will send all notices or communications to Holders pursuant to this Certificate of Designations in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the Holders’ respective addresses shown on the Register; provided, however, that, in the case of

Perpetual Strike Preferred Stock represented by one or more Global Certificates, the Company is permitted to send notices or communications to Holders pursuant to the Depositary Procedures, and notices and communications that the Company sends in this manner will be deemed to have been properly sent to such Holders in writing.

SECTION 16. NO OTHER RIGHTS. The Perpetual Strike Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designations or the Certificate of Incorporation or as required by applicable law.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed as of the date first written above.

MICROSTRATEGY INCORPORATED

By:	/s/ Phong Le
Name: Phong Le Title: President & Chief Executive Officer

[Signature Page to Certificate of Designations]

EXHIBIT A

FORM OF PERPETUAL STRIKE PREFERRED STOCK

[Insert Global Certificate Legend, if applicable]

MICROSTRATEGY INCORPORATED

8.00% Series A Perpetual Strike Preferred Stock

CUSIP No.:	[ ]	Certificate No. [ ]
ISIN No.:	[ ]

MicroStrategy Incorporated, a Delaware corporation (the “Company”), certifies that [Cede & Co.] is the registered owner of [[number of shares] shares]1[the number of shares set forth in the attached Schedule of Exchanges of Interests in the Global Certificate]2 of the Company’s 8.00% Series A Perpetual Strike Preferred Stock (the “Perpetual Strike Preferred Stock”) represented by this certificate (this “Certificate”). The special rights, preferences and voting powers of the Perpetual Strike Preferred Stock are set forth in the Certificate of Designations of the Company establishing the Perpetual Strike Preferred Stock (the “Certificate of Designations”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designations.

Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

[1]	Insert bracketed language for Physical Certificate only.
[2]	Insert bracketed language for Global Certificate only.

IN WITNESS WHEREOF, MicroStrategy Incorporated has caused this instrument to be duly executed as of the date set forth below.

MICROSTRATEGY INCORPORATED

Date:	By:
Name:
Title:

Date:	By:
Name:
Title:

TRANSFER AGENT’S COUNTERSIGNATURE

[legal name of Transfer Agent], as Transfer Agent, certifies that this Certificate represents shares of Perpetual Strike Preferred Stock referred to in the within-mentioned Certificate of Designations.

Date:	By:
Authorized Signatory

MICROSTRATEGY INCORPORATED

8.00% Series A Perpetual Strike Preferred Stock

This Certificate represents duly authorized, issued and outstanding shares of Perpetual Strike Preferred Stock. Certain terms of the Perpetual Strike Preferred Stock are summarized below. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Certificate of Designations or the Certificate of Incorporation, the provisions of the Certificate of Designations or the Certificate of Incorporation, as applicable, will control.

1. Method of Payment. Cash amounts due on the Perpetual Strike Preferred Stock represented by this Certificate will be paid in the manner set forth in Section 3(f) of the Certificate of Designations.

2. Persons Deemed Owners. The Person in whose name this Certificate is registered will be treated as the owner of the Perpetual Strike Preferred Stock represented by this Certificate for all purposes, subject to Section 3(m) of the Certificate of Designations.

3. Denominations; Transfers and Exchanges. All shares of Perpetual Strike Preferred Stock will be in registered form and in denominations equal to any whole number of shares. Subject to the terms of the Certificate of Designations, the Holder of the Perpetual Strike Preferred Stock represented by this Certificate may transfer or exchange such Perpetual Strike Preferred Stock by presenting this Certificate to the Registrar and delivering any required documentation or other materials.

4. Regular Dividends. Regular Dividends on the Perpetual Strike Preferred Stock will accumulate and will be paid in the manner, and subject to the terms, set forth in Section 5 of the Certificate of Designations.

5. Liquidation Preference. The Liquidation Preference per share of Perpetual Strike Preferred Stock is one hundred dollars ($100). The rights of Holders upon the Company’s liquidation, dissolution or winding up are set forth in Section 6 of the Certificate of Designations.

6. Right of Holders to Require the Company to Repurchase Perpetual Strike Preferred Stock upon a Fundamental Change. If a Fundamental Change (other than an Exempted Fundamental Change) occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Perpetual Strike Preferred Stock for cash in the manner, and subject to the terms, set forth in Section 8 of the Certificate of Designations.

7. Right of the Company to Redeem the Perpetual Strike Preferred Stock. The Company will have the right to redeem the Perpetual Strike Preferred Stock in the manner, and subject to the terms, set forth in Section 7 of the Certificate of Designations.

8. Voting Rights. Holders of the Perpetual Strike Preferred Stock have the voting rights set forth in Section 9 of the Certificate of Designations.

9. Conversion. The Perpetual Strike Preferred Stock will be Convertible into Conversion Consideration in the manner, and subject to the terms, set forth in Section 10 of the Certificate of Designations.

10. Countersignature. The Perpetual Strike Preferred Stock represented by this Certificate will not be valid until this Certificate is countersigned by the Transfer Agent.

11. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

* * *

To request a copy of the Certificate of Designations, which the Company will provide to any Holder at no charge, please send a written request to the following address:

MicroStrategy Incorporated

1850 Towers Crescent Plaza

Tysons Corner, Virginia 22182

Attention: Chief Financial Officer

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL CERTIFICATE*

INITIAL NUMBER OF SHARES REPRESENTED BY THIS GLOBAL CERTIFICATE:

[  ]

The following exchanges, transfers or cancellations of this Global Certificate have been made:

Date	Amount of Increase (Decrease) in Number of Shares Represented by this Global Certificate	Number of Shares Represented by this Global Certificate After Such Increase (Decrease)	Signature of Authorized Signatory of Transfer Agent

*	Insert for Global Certificate only.

CONVERSION NOTICE

MICROSTRATEGY INCORPORATED

8.00% Series A Perpetual Strike Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Conversion Notice, the undersigned Holder of the Perpetual Strike Preferred Stock identified below directs the Company to Convert (check one):

☐	all of the shares of Perpetual Strike Preferred Stock

☐	[1] shares of Perpetual Strike Preferred Stock

identified by CUSIP No.      and Certificate No.     .

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

[1]	Must be a whole number which is equal to or greater than the Minimum Perpetual Strike Preferred Stock Conversion Denomination.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

MICROSTRATEGY INCORPORATED

8.00% Series A Perpetual Strike Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Perpetual Strike Preferred Stock identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐	all of the shares of Perpetual Strike Preferred Stock

☐	[1] shares of Perpetual Strike Preferred Stock

identified by CUSIP No.      and Certificate No.     .

The undersigned acknowledges that Certificate identified above, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

[1]	Must be a whole number.

ASSIGNMENT FORM

MICROSTRATEGY INCORPORATED

8.00% Series A Perpetual Strike Preferred Stock

Subject to the terms of the Certificate of Designations, the undersigned Holder of the Perpetual Strike Preferred Stock identified below assigns (check one):

☐	all of the shares of Perpetual Strike Preferred Stock

☐	[1] shares of Perpetual Strike Preferred Stock

identified by CUSIP No.      and Certificate No.     , and all rights thereunder, to:

Name:

Address:

Social security or tax id. #:

and irrevocably appoints:

as agent to transfer such Perpetual Strike Preferred Stock on the books of the Company. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

[1]	Must be a whole number.

EXHIBIT B

FORM OF GLOBAL CERTIFICATE LEGEND

THIS IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE CERTIFICATE OF DESIGNATIONS HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRANSFER AGENT AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THE PERPETUAL STRIKE PREFERRED STOCK REPRESENTED BY THIS GLOBAL CERTIFICATE FOR ALL PURPOSES.

UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THE PERPETUAL STRIKE PREFERRED STOCK REPRESENTED BY THIS GLOBAL CERTIFICATE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THE PERPETUAL STRIKE PREFERRED STOCK REPRESENTED BY THIS GLOBAL CERTIFICATE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3(i) OF THE CERTIFICATE OF DESIGNATIONS HEREINAFTER REFERRED TO.

B-1